QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
Qwest Communications International Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 13, 2004

Dear Stockholder,

        I am very pleased to invite you to the 2004 Annual Meeting of Stockholders of Qwest Communications International Inc. The meeting will be held in The Colorado Ballroom in the Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202, on Tuesday, May 25, 2004, starting at 10 a.m. (local time). If you plan to attend the meeting in person, please call 888-858-7914 or register online at www.qwest.com/stockholder2004 by May 24, 2004.

        Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement.

        Your vote is important. On behalf of your Board of Directors, I urge you to vote promptly by mail, telephone or the Internet by following the instructions on the enclosed proxy card, even if you plan to attend the meeting. Mailing your completed proxy card, or using our telephone or Internet voting systems, will not prevent you from voting in person at the meeting if you wish to do so.

        We look forward to greeting you personally at the meeting.

Sincerely,

Richard C. Notebaert Chairman and Chief Executive Officer

QWEST COMMUNICATIONS INTERNATIONAL INC.
1801 CALIFORNIA STREET
DENVER, COLORADO 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2004

        To the Stockholders of Qwest Communications International Inc.:

        The 2004 Annual Meeting of Stockholders of Qwest Communications International Inc., a Delaware corporation, will be held in The Colorado Ballroom in the Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202, on Tuesday, May 25, 2004, starting at 10 a.m. (local time).

        Only stockholders of record on March 26, 2004 are entitled to notice of and to vote at the meeting and at any adjournment or postponement that may take place. At the meeting we plan to:

          1.     Elect four Class I directors to the Board of Directors to hold office until the third succeeding annual meeting after their election and until their successors are elected and qualified;

          2.     Approve an amendment to our Restated Certificate of Incorporation that would eliminate the classification of terms of our Board of Directors;

          3.     Vote on a stockholder proposal requesting that we amend our Amended and Restated Bylaws to require that an independent director who has not served as our Chief Executive Officer serve as Chairman of our Board of Directors;

          4.     Vote on a stockholder proposal requesting that we seek stockholder approval of certain benefits for senior executives under our non-qualified pension plan or any supplemental executive retirement plans;

          5.     Vote on a stockholder proposal requesting that we amend our governance guidelines to provide that the Board of Directors shall nominate director candidates such that, if elected, a two-thirds majority of directors would be independent under the standard adopted by the Council of Institutional Investors; and

          6.     Transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

        Our Board of Directors recommends that you vote FOR the election of the Class I director nominees named in this proxy statement and the approval of the amendment to our Restated Certificate of Incorporation (FOR ITEMS 1 and 2) and AGAINST each of the other proposals (AGAINST ITEMS 3-5).

        We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly by mail, telephone or the Internet by following the instructions on the enclosed proxy card, even if you plan to attend the meeting. Mailing your completed proxy card or using our telephone or Internet voting systems will not prevent you from voting in person at the meeting if you wish to do so.

By Order of the Board of Directors

Richard N. Baer Executive Vice President, General Counsel and Corporate Secretary

Denver, Colorado
April 13, 2004

QWEST COMMUNICATIONS INTERNATIONAL INC.
1801 CALIFORNIA STREET
DENVER, COLORADO 80202

PROXY STATEMENT

GENERAL

        We are sending you this proxy statement as part of a solicitation by the Board of Directors of Qwest Communications International Inc. for use at our 2004 Annual Meeting of Stockholders. We will hold the meeting in The Colorado Ballroom in the Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202, on Tuesday, May 25, 2004, starting at 10 a.m. (local time).

        We are mailing this proxy statement and accompanying proxy card on or about April 16, 2004 to all of our stockholders entitled to vote at the meeting. Unless the context otherwise requires, the terms "us," "we," and "our" include Qwest and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE MEETING

Q:
Why am I receiving these materials?

A:
The Board is providing these proxy materials to you in connection with the 2004 Annual Meeting of Stockholders, which will take place on Tuesday, May 25, 2004. As a stockholder on the record date for the meeting, you are invited to attend the meeting and are entitled to and requested to vote on the matters described in this proxy statement.

Q:
What information is contained in these materials?

A:
This proxy statement includes information on the nominees for Class I directors and the other matters to be voted on at the meeting. The proxy statement also includes information on the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:
What can I vote on at the meeting?

A:
There are five matters scheduled to be voted on at the meeting:

(1)
The election of four Class I directors to our Board, each of whom will serve for a three-year term and until their successors are elected and qualified;

(2)
Approval of an amendment to our Restated Certificate of Incorporation that would eliminate the classification of terms of our Board of Directors;

(3)
A stockholder proposal requesting that we amend our Amended and Restated Bylaws to require that an independent director who has not served as our Chief Executive Officer serve as Chairman of our Board of Directors;

(4)
A stockholder proposal requesting that we seek stockholder approval of certain benefits for senior executives under our non-qualified pension plan or any supplemental executive retirement plan; and

(5)
A stockholder proposal requesting that we amend our governance guidelines to provide that the Board of Directors shall nominate director candidates such that, if elected, a two-thirds majority of directors would be independent under the standard adopted by the Council of Institutional Investors.

  The stockholder proposals will only be voted on if properly presented at the meeting.

Q:
How does the Board recommend that I vote on each of the matters?

A:
Our Board of Directors recommends that you vote FOR each of the Class I director nominees and the approval of the amendment to our Restated Certificate of Incorporation (FOR ITEMS 1 and 2) and AGAINST each of the other proposals (AGAINST ITEMS 3-5) .

Q:
What classes of shares are entitled to be voted?

A:
Each share of our common stock outstanding on March 26, 2004 (the "Record Date") is entitled to one vote on each of the items being voted on at the meeting. On the Record Date, we had 1,781,450,408 shares of common stock outstanding. We have no other shares of stock outstanding.

Q:
What shares can I vote?

A:
You can vote all the shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee or, if you are a current or former employee of Qwest, shares held on your behalf pursuant to our 401(k) plan or Employee Stock Purchase Plan, or ESPP.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record

  If your shares are registered in your name with our transfer agent, The Bank of New York, you are considered a stockholder of record with respect to those shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

  Beneficial Owner

  If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee as the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

Q:
How do I cast my vote?

A:
If you are a record holder, there are three ways that you can cast your vote:

(1)
You can sign and date each proxy card that you receive and return it in the prepaid envelope that comes with the proxy card.

  (2)
  You can vote through the Internet or telephone voting systems, more fully described on your proxy card. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

  (3)
  You can vote in person at the meeting. Remember, however, if you are the beneficial owner, and not the stockholder of record (i.e. you own shares through the 401(k) and/or ESPP, or with a broker, bank or nominee), you must vote your shares by the deadline indicated on your proxy card or you must notify your broker, bank or other nominee and obtain a signed proxy from the stockholder of record giving you the right to vote the shares in person at the meeting.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. You can revoke your proxy or change any votes you cast by mail or via the telephone or Internet voting systems. To do this, you must do one of the following before the votes are cast at the meeting: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office at 1801 California Street, Denver, Colorado 80202, (2) execute and deliver a later dated proxy, or (3) cast a later vote using the telephone or Internet voting systems. Alternatively, you can attend the meeting and vote in person.

Q.
How do I vote Qwest shares held on my behalf pursuant to Qwest's 401(k) plan?

A.
If you are a participant in our 401(k) plan, you are entitled to instruct the trustee, State Street Bank and Trust Company, how to vote the shares allocated to your account. If you do not instruct State Street Bank and Trust how to vote your shares, the 401(k) plan provides for State Street Bank and Trust to vote your shares in the same proportion as the shares for which it receives instructions from all other participants. To allow sufficient time for our transfer agent, The Bank of New York, to process your voting instructions and State Street Bank and Trust to vote, your voting instructions must be received by The Bank of New York by May 21, 2004.

  Plan participants may attend the annual meeting. However, participants' shares can only be voted as described above.

Q:
What does it mean if I get more than one proxy card?

A:
It means that you hold shares registered in more than one account. Sign and return all proxies or vote using the telephone or Internet voting system for each proxy card that you get to ensure that all of your shares are voted.

Q:
What is the quorum requirement for the meeting?

A:
For a "quorum" to exist at the meeting, stockholders holding a majority of the votes entitled to be cast by the stockholders entitled to vote generally must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

Q:
What is the voting requirement to approve each of the matters?

A:
In the election of directors, the four persons receiving the highest number of votes will be elected. The amendment to our Restated Certificate of Incorporation to eliminate our classified board will require approval by the affirmative vote of stockholders holding at least 80 percent of the voting power of our outstanding capital stock. For each of the other matters, approval will require the affirmative vote of stockholders holding a majority of those shares present (in person or by proxy) and entitled to vote on the matter. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes (as described in the answer to the prior question) with respect to certain matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered as being entitled to vote on that proposal.

Q:
How can I vote on each of the matters?

A:
In the election of directors, you may vote FOR all of the nominees, or your vote may be WITHHELD with respect to one or more of the nominees. For the other matters, you may vote FOR or AGAINST the matter, or you may indicate that you wish to ABSTAIN from voting on the matter.

Q:
How will the votes be counted?

A:
Your shares of common stock will be voted according to your directions on the proxy card or as you direct pursuant to the telephone or Internet voting systems. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board (FOR all Class I director nominees named in the proxy statement and the amendment to our Restated Certificate of Incorporation, and AGAINST each of the other proposals). With respect to the proposal to amend our Restated Certificate of Incorporation to eliminate our classified board, if you ABSTAIN from voting on that proposal or you fail to submit a signed proxy card, it will have the same effect as a vote AGAINST that proposal. If you ABSTAIN from voting on any of the stockholder proposals, it will have the same effect as a vote AGAINST that proposal. If you hold shares in our 401(k) plan, but do not return a proxy card or otherwise vote by Internet, telephone or at the meeting, the plan trustee will vote your shares on each of the matters in the same proportion as the other shares held in the plan are voted, or otherwise consistent with the trustee's judgment as to the best interests of the plan participants. If you hold shares in our Employee Stock Purchase Plan, but do not return a proxy card or otherwise vote by Internet, telephone or at the meeting, the plan administrator may vote your shares in its discretion.

Q:
Who will count the votes?

A:
We have appointed The Bank of New York to act as the inspector of election for the meeting. We believe that The Bank of New York will use procedures that are consistent with Delaware law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. The Bank of New York will separately tabulate all votes FOR and AGAINST each matter, all votes WITHHELD in the election of directors, all abstentions and all broker non-votes.

Q:
Who can attend the meeting?

A:
All stockholders as of the Record Date can attend. One cut-out admission ticket is included at the top of each proxy card delivered to stockholders of record, which you must bring with you to be admitted to the meeting. If you are a stockholder of record and you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record on the Record Date and bring proof of identification. If you hold your shares through a stockbroker, bank or other nominee, you will need to bring a copy of the voting instruction card or you will need to provide proof of identification and proof of ownership by bringing a copy of a brokerage or bank statement showing your share ownership as of the Record Date.

Q:
How will voting on any other business be conducted?

A:
We do not expect any matters to be presented for a vote at the meeting, other than the five matters described in the proxy statement. If you grant a proxy, either of the officers named as proxy holders, Richard C. Notebaert and Richard N. Baer, or their nominees or substitutes, will have the discretion to vote your shares, except for shares held in the 401(k) plan, on any additional matters that are properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for Class I director, the person named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

Q:
May I propose actions for consideration at next year's meeting of stockholders?

A:
Yes. For your proposal to be considered for inclusion in our proxy statement for next year's meeting, we must receive your written proposal no later than December 14, 2004. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with Securities and Exchange Commission, or SEC, regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for you to raise a proposal (including a director nomination) from the floor during next year's meeting, we must receive a written notice of the proposal no later than December 14, 2004, and it must contain the additional information required by our Amended and Restated Bylaws. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then we must receive your written proposal at least 150 days before the date of next year's meeting in order for the proposal to be timely. You may obtain a complete copy of our Amended and Restated Bylaws by submitting a written request to our Corporate Secretary at our principal executive office or by accessing our website at www.qwest.com/about/investor/governance.

Q:
Can I receive next year's meeting proxy statement and Annual Report online?

A:
Yes. Our proxy statement and Annual Report will be available online. Stockholders of record can elect to view them solely on the Internet by marking the appropriate box on the attached proxy card or following the telephone instructions or instructions on the Internet, if you choose to vote by phone or the Internet. Choosing this option will save us the cost of producing and mailing these documents. If you choose this option, you will receive a proxy card in the mail next year with instructions containing the Internet address where the proxy statement and Annual Report are located. If you elect to view the proxy statement and Annual Report on the Internet, we will not mail you paper copies of these documents next year. If you hold your shares through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and Annual Reports over the Internet. You do not have to elect Internet access each year. Rather, your choice will remain in effect until you contact your bank, broker or nominee, or—if you are a registered stockholder—the Investor Relations department at The Bank of New York at 877-268-2263 or by mail at P.O. Box 11023, New York, New York 10286.

Q:
Who is paying for this proxy solicitation?

A:
We will pay the cost of soliciting the proxies. We have also hired InnisFree M&A Incorporated to assist us in the solicitation of proxies. We will pay InnisFree a fee of $12,500 plus expenses. In addition, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by officers, directors and regular employees, who will not be paid any additional compensation for such activities. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

        The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of April 1, 2004 (except where another date is indicated) by:

  •
  each person known by us to beneficially own more than five percent of our common stock;

  •
  each director and nominee for director;

  •
  each of the named executive officers listed in the Summary Compensation Table on page 23 of this proxy statement; and

  •
  all of our current directors and executive officers as a group.

        The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. Unless otherwise indicated, the business address of each person shown below is 1801 California Street, Denver, Colorado 80202.

Name	Address	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares(2)
5% Owners
Philip F. Anschutz, Director	555 Seventeenth Street Denver, CO 80202	300,428,004	(3)	16.8%
Investment Adviser Subsidiaries of Legg Mason, Inc.	100 Light Street Baltimore, MD 21202	159,781,171	(4)	9.0%
State Street Bank and Trust Company, Trustee	225 Franklin Street Boston, MA 02110	130,089,641	(5)	7.3%
AXA Financial, Inc.	1290 Avenue of the Americas New York, NY 10104	126,290,368	(6)	7.1%
FMR Corp.	82 Devonshire Street Boston, MA 02109	124,262,304	(7)	7.0%
Directors and Named Executive Officers
Richard C. Notebaert		1,950,000	(8)	*
Linda G. Alvarado		58,418	(9)	*
Charles L. Biggs		1,000		*
K. Dane Brooksher		5,000		*
Thomas J. Donohue		16,274	(10)	*
Jordan L. Haines		6,500	(11)	*
Cannon Y. Harvey		80,650	(12)	*
Peter S. Hellman		60,146	(13)	*
Vinod Khosla		6,494	(14)	*
Frank P. Popoff		106,665	(15)	*
Craig D. Slater		124,650	(16)	*
W. Thomas Stephens		20,059	(17)	*
Oren G. Shaffer		662,500	(18)	*
Clifford S. Holtz		795,710	(19)	*
Richard N. Baer		596,500	(20)	*
Paula Kruger		0		*
Current directors and executive officers as a group (18 persons)		305,187,320	(21)	17.1%
Former Executive Officer
Annette M. Jacobs	c/o Patrick Folan St. John, Wallace, Brennan & Folan LLP 21515 Hawthorne Boulevard, Suite 1120 Torrance, CA 90503	0		*

*
Less than one percent.

(1)
The number of shares beneficially owned by each entity, person, director or named executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power. Such persons are also deemed under the same rules to beneficially own any shares that they have the right to acquire as of April 1, 2004 or within 60 days from such date, through the exercise of stock options or other similar rights. The amounts shown also include, where applicable, shares of restricted stock and shares of stock held for the account of each person pursuant to Qwest's 401(k) and Employee Stock Purchase Plans. Unless otherwise indicated, each person has sole investment and voting power (or, under applicable marital property laws, shares such powers with his or her spouse) with respect to the shares set forth in the table above. Figures do not include phantom equity units that we credit to accounts for our non-employee directors, based on their election to defer their director's fees earned in a given year. As of April 1, 2004, the following phantom equity units had been credited to accounts for our non-employee directors: (a) Ms. Alvarado, 135,440; (b) Mr. Anschutz, 7,213; (c) Mr. Biggs, 0; (d) Mr. Brooksher, 0; (e) Mr. Donohue, 86,774; (f) Mr. Haines, 133,985; (g) Mr. Harvey, 90,962; (h) Mr. Hellman, 156,760; (i) Mr. Khosla, 61,329; (j) Mr. Popoff, 123,107; (k) Mr. Slater, 103,112; and (l) Mr. Stephens, 111,763. Each phantom equity unit represents a value equivalent to one share of our common stock.

(2)
Ownership percentage is reported based on 1,784,940,240 shares of common stock outstanding on April 1, 2004, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of April 1, 2004 or within 60 days from such date, through the exercise of stock options or other similar rights.

(3)
Includes, as of April 1, 2004, (a) 283,208,000 shares deemed owned by Anschutz Company, a corporation wholly owned by Mr. Anschutz, (b) 17,200,000 shares held by Anschutz Family Investment Company LLC, of which Anschutz Company is the manager and a one percent equity owner, and (c) 20,000 shares held as custodian for Mr. Anschutz's children. Mr. Anschutz disclaims beneficial ownership of the 20,000 shares. Of the 283,208,000 shares shown as owned by Anschutz Company, 6,075,000 are subject to forward sale contracts pursuant to which Anschutz Company holds no investment control but could, under certain circumstances, reacquire voting power.

(4)
Beneficial ownership information is based on information contained in a report on Schedule 13G filed with the SEC on February 17, 2004 by Legg Mason Funds Management, Inc. ("Legg Mason Funds") and Legg Mason Capital Management, Inc. ("Legg Mason Capital"), as investment adviser subsidiaries of Legg Mason, Inc. According to the schedule, Legg Mason Funds beneficially owns 105,599,081 shares, over which it has shared voting and dispositive power, and Legg Mason Capital beneficially owns 54,182,090 shares, over which it has shared voting and dispositive power. According to an Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2004 by Legg Mason, Inc., beneficial ownership of the shares is not attributed to Legg Mason, Inc. as parent company of Legg Mason Funds and Legg Mason Capital.

(5)
Beneficial ownership information is based on information contained in a report on Schedule 13G filed with the SEC on February 6, 2004 by State Street Bank and Trust Company ("State Street"), acting in various fiduciary capacities. Of the reported shares, State Street reports that it has sole voting power with respect to 38,355,967 shares, that it shares voting power with respect to 88,230,695 shares, that is has sole dispositive power with respect to 42,011,536 shares and that it shares dispositive power with respect to 88,078,105 shares. State Street expressly disclaims beneficial ownership of all reported shares.

(6)
Beneficial ownership information is based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 10, 2004 by AXA Financial, Inc. ("Financial") on behalf of itself and affiliated entities. According to the schedule, the shares are also beneficially owned by the following French affiliates of AXA Financial, Inc.: AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Courtage Assurance Mutuelle; and AXA (collectively with Financial, the "AXA Group"). Of the reported shares, the AXA Group reports that it has sole voting power with respect to 65,754,675 shares, that it shares voting power with respect to 11,135,978 shares and that is has sole dispositive power with respect to 126,290,368 shares. The AXA Group reports that its shares are deemed to be beneficially owned by the following subsidiary of AXA: AXA Investment Managers Den Haag (25,756 shares) and by the following subsidiaries of AXA Financial, Inc.: Alliance Capital Management L.P. (126,220,121 shares) and The Equitable Life Assurance Society of the United States (44,491 shares).

(7)
Beneficial ownership information is based on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 17, 2004 by FMR Corp. on behalf of itself and affiliated persons and entities. The schedule contains the following information regarding beneficial ownership of the shares: (a) Fidelity Management & Research Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 117,465,621 shares. Edward C. Johnson III, FMR Corp. and the Fidelity Funds each has sole power to dispose of the shares. Neither Edward C. Johnson III nor FMR Corp. has the sole power to vote or direct the voting of the shares owned by the Fidelity Funds; such shares are voted by the Board of Trustees for the Fidelity Funds; (b) Fidelity Management Trust Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 5,798,968 shares. Edward C. Johnson III and FMR Corp. each has sole power to dispose of the shares, sole power to vote or direct the voting of 5,382,668 shares and no power to vote or direct the voting of 416,300 shares; (c) Strategic Advisers, Inc. (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 15 shares. It has the sole power to dispose of the shares and sole power to vote or direct the voting of the shares; (d) Members of the Edward C. Johnson III family own shares of stock of FMR Corp. representing approximately 49% of the voting power of FMR Corp., and Edward C. Johnson III and Abigail P. Johnson own 12.0% and 24.5%, respectively, of the aggregate outstanding voting stock of FMR Corp.; and (e) Fidelity International Limited is the beneficial owner of 997,700 shares. It has sole power to dispose of the shares and sole power to vote or direct the voting of the shares.

(8)
Includes 1,750,000 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(9)
Includes 57,380 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(10)
Includes 14,500 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(11)
Includes 5,500 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(12)
Includes 55,650 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(13)
Includes 57,380 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(14)
Includes 5,500 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(15)
Includes: (a) 20,000 shares owned as trustee for the Frank P. Popoff Revocable Living Trust, and (b) 62,568 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(16)
Includes 100,650 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(17)
Includes 5,500 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(18)
Includes 662,500 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(19)
Includes 706,250 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(20)
Includes 596,500 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date.

(21)
Includes 4,248,628 shares subject to options that are exercisable as of April 1, 2004 or within 60 days from such date by our current directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during and for the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that each of Richard C. Notebaert, Oren G. Shaffer, Clifford S. Holtz and Annette M. Jacobs filed a late Form 4 in April 2003 reporting the receipt of options to purchase 2,000,000, 650,000, 350,000 and 350,000 shares of common stock, respectively.

BOARD OF DIRECTORS

        Our Board is composed of a majority of directors who qualify as independent directors under rules adopted by the SEC applicable to corporate governance standards for companies listed on the New York Stock Exchange, or the NYSE. In accordance with these rules, the Board committee structure includes audit, compensation and governance committees consisting entirely of independent directors.

        In determining independence, the Board affirmatively determines whether a director has a "material relationship" with Qwest that would compromise his or her independence from management. When assessing the "materiality" of a director's relationship with Qwest, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation, and, where applicable, the frequency and regularity of the services, and whether the services are being carried out at arm's length in the ordinary course of business. Material relationships can include commercial, consulting, charitable, familial and other relationships. Under Qwest's Guidelines on Significant Governance Issues, described below, a relationship is not material if, in the Board's judgment, it is not inconsistent with the independence criteria in the NYSE's listing standards and it does not compromise a director's independence from management.

        Applying these standards, the Board has determined that each of our non-employee directors qualifies as independent.

        Stockholders interested in communicating with our Board, including our non-management directors as a group, may do so by writing to our Corporate Secretary. Our Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board's attention. Directors may at any time review a log of all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any such correspondence.

Meetings and Committees

        Our Board of Directors met 17 times and acted three times by unanimous written consent during 2003. Each of our directors attended 75% or more of the total number of meetings of the Board held while he or she was a director and of each committee on which he or she served during the period in which the director served as a member of that committee. Though we do not have a formal policy regarding attendance by directors at annual stockholder meetings, such attendance is encouraged. In 2003, eight of our directors attended the annual stockholders' meeting.

        On February 19, 2004, our Board amended and restated its Guidelines on Significant Governance Issues as well as the charters of the Audit Committee, the Finance Committee and the Nominating and Governance Committee. The Guidelines and the charters for the Audit Committee, the Compensation and Human Resources Committee and the Nominating and Governance Committee are available in the "Corporate Governance" section of our website: www.qwest.com/about/investor/governance. Pursuant to our Guidelines, our non-management directors meet regularly in executive session without any management personnel. Such sessions are chaired by the chairman of each standing committee of the Board on a rotating basis or by such other person as the independent directors may designate from time to time.

        Audit Committee.    We established an Audit Committee in May 1997. Under its current charter, which is attached as Annex A to this proxy statement, the Audit Committee, among other things:

  •
  is solely responsible for the appointment, compensation and oversight of the work of the independent public accountants;

  •
  pre-approves all auditing and non-auditing services to be performed by the independent public accountants;

  •
  engages in dialogue with the independent public accountants with respect to relationships or services that may impact the objectivity or adversely affect the independence of the independent public accountants;

  •
  reviews and discusses with management and the independent public accountants our annual and quarterly financial statements;

  •
  reviews the integrity, adequacy and effectiveness of our accounting and financial controls, both internal and external; and

  •
  monitors our compliance with laws, regulations and legal matters that may have a material effect on our financial statements.

        Our Audit Committee consists of Linda G. Alvarado, Charles L. Biggs, K. Dane Brooksher, Jordan L. Haines, Peter S. Hellman (Chairman) and W. Thomas Stephens. Mr. Stephens resigned from the Audit Committee in May 2002 and was re-appointed in September 2003. The Board has determined that each of the members of the Audit Committee is qualified as an audit committee financial expert within the meaning of rules adopted by the SEC, and that each has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. During 2003, the Audit Committee met 20 times and did not act by unanimous written consent.

        Compensation and Human Resources Committee.    We established a Compensation and Human Resources Committee in May 1997. Under its current charter, the Compensation and Human Resources Committee, among other things:

  •
  reviews and approves goals and objectives relevant to the compensation of the Chief Executive Officer, or CEO, evaluates the CEO's performance and sets the CEO's compensation;

  •
  considers and approves the selection, retention and compensation arrangements and plans for executive officers; and

  •
  makes recommendations to the Board with respect to our Equity Incentive Plan, Employee Stock Purchase Plan and other similar plans.

        Our Compensation and Human Resources Committee consists of Philip F. Anschutz, Thomas J. Donohue, Jordan L. Haines, Frank P. Popoff (Chairman) and Craig D. Slater. The Compensation and Human Resources Committee met four times and acted by unanimous written consent once during 2003.

        Nominating and Governance Committee.    We established a Nominating Committee in July 2000, and reconstituted it with a new charter as the Nominating and Governance Committee on May 15, 2003; we further amended its charter on February 19, 2004. Under its current charter, the Nominating and Governance Committee, among other things:

  •
  evaluates the size and composition of our Board and the independence of the members of our Board; and

  •
  evaluates the nature, structure, composition and operations of all of the Board committees.

        Philip F. Anschutz, Thomas J. Donohue, Jordan L. Haines and Cannon Y. Harvey (Chairman) are the members of the Nominating and Governance Committee. The Nominating and Governance Committee met six times and did not act by unanimous written consent in 2003.

        Under its charter, the Nominating and Governance Committee has the responsibility to recommend candidates for election as directors to the Board, and believes that candidates for director should have certain minimum qualifications, including:

  •
  the highest personal and professional ethics, integrity and values;

  •
  a commitment to represent the long-term interests of stockholders;

  •
  objectivity and good judgment;

  •
  experience in areas relevant to our business; and

  •
  a commitment to serve for an extended period of time.

        The Nominating and Governance Committee evaluates candidates for the Board on the basis of the process and standards set forth in its charter and in our Guidelines on Significant Governance Issues. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms (to whom we pay a fee), stockholders or other persons. Mr. Brooksher, a nominee for election as a Class I director, was brought to the Nominating and Governance Committee's attention by certain non-management directors.

        The Nominating and Governance Committee will consider nominees recommended by our stockholders. Any stockholder wishing to propose a nominee for consideration by the Nominating and Governance Committee should submit a recommendation in writing to our Corporate Secretary at our principal executive office, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating and Governance Committee does not intend to alter its criteria for evaluating potential director candidates, including the criteria set forth above, in the case of director candidates recommended by stockholders. To be considered, a proposal from a stockholder for the consideration of a director candidate must be received by our Corporate Secretary no later than December 14, 2004.

        Executive Committee.    We established an Executive Committee in February 1999 to exercise all the powers and authority of our Board in the management of Qwest, except as prohibited by the Delaware General Corporation Law. Philip F. Anschutz (Chairman), Frank P. Popoff, Craig D. Slater, and Richard C. Notebaert make up our Executive Committee. The Executive Committee did not meet or act by unanimous written consent during 2003.

        Finance Committee.    We established a Finance Committee in January 2002. The purpose of the Finance Committee is, among other things, to review and evaluate our financial needs, to approve the issuance of debt and equity securities and to oversee the administration of our trust funds. The Finance Committee also makes recommendations to our Board and management regarding financial policies and objectives. Thomas J. Donohue, Jordan L. Haines, Cannon Y. Harvey, Frank P. Popoff and Craig D. Slater (Chairman) are the members of the Finance Committee. During 2003, the Finance Committee met eight times and acted once by unanimous written consent.

        Ad Hoc Committee.    We established an Ad Hoc Committee in November 2002. The Ad Hoc Committee is authorized to take any action that may be taken by our Board in order to review conflicts of interest that existed or have been alleged to exist with respect to individuals related to us in connection with the procurement of goods and services and matters related to current investigations by the SEC, the Department of Justice and Congressional committees and litigation containing allegations that are the subject of such investigations. Linda G. Alvarado, Jordan L. Haines, Peter S. Hellman,

Frank P. Popoff and W. Thomas Stephens (Chairman) are the members of the Ad Hoc Committee. During 2003, the Ad Hoc Committee met ten times and did not act by unanimous written consent.

Director Compensation

        Directors who are also our officers or employees do not receive the compensation described below for their service as a director. Mr. Notebaert is our only director who is also an officer or employee of Qwest.

        Each director who is neither an officer nor an employee of Qwest is paid $30,000 per year for serving as a director and $2,000 for each meeting of the Board or any committee meeting attended. The chairman of each committee is also paid an additional $5,000 annually, in quarterly installments, with the exception of the chairman of the Audit Committee, who is paid an additional $20,000 annually, in quarterly installments.

        Directors may elect, on a quarterly basis, to receive their directors' fees in cash or in shares of our common stock under the Qwest Communications International Inc. Equity Compensation Plan for Non-Employee Directors. In addition, directors may elect to defer their directors' fees for the upcoming year pursuant to the Qwest Communications International Inc. Deferred Compensation Plan for Non-Employee Directors. A director's election to defer fees must be made within 30 days of the director's appointment to the Board (with respect to fees not yet earned) and thereafter either on an annual basis in the calendar year before the calendar year in which the fees would otherwise be payable or three months before the director's fees would be payable if we ask all of the directors to elect to defer their fees. We match 50% of any fees deferred. As the fees would have been payable, we credit the director's account with "phantom units," which are held in a notational account. Each phantom unit represents a value equivalent to one share of our common stock and is subject to adjustment for cash dividends payable to our stockholders as well as stock dividends and splits, consolidations and the like that affect shares of our common stock outstanding. The account is ultimately distributed at the time elected by the director or at the end of the plan and is paid (at the director's election) either in: (1) a lump-sum cash payment; (2) annual cash installments over a period of up to 10 years; or (3) some other form selected by the Executive Vice President Human Resources (or his or her designee).

        In addition to cash compensation, each year we typically grant stock options covering 5,000 shares of our common stock to each of our non-employee directors. However, during 2002 and 2003, we did not grant any stock options to our non-employee directors. We also typically grant to each newly appointed, non-employee director a stock option covering 40,000 shares of our common stock concurrent with his or her appointment to the Board.

        All options granted to our directors are granted pursuant to our Equity Incentive Plan and have an exercise price set by the Compensation and Human Resources Committee. The options granted to our directors typically vest over four years at 25% per year or over five years at 20% per year. The options will terminate: (1) if not exercised by the tenth anniversary of the date they were granted; or (2) to the extent not vested, on the director's removal or resignation from the Board. Generally, the options will fully vest upon a change in control, as described below under the caption "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

        Our Board consists of 13 directors and is divided into three classes: five Class I directors, four Class II directors and four Class III directors. The term for each class of directors expires at successive meetings. We have nominated the following four persons to serve as our Class I directors: (1) Thomas J. Donohue, (2) Peter S. Hellman, (3) Vinod Khosla, and (4) K. Dane Brooksher. Mr. Haines, a Class I director, has indicated that he does not wish to stand for reelection to the Board. Following Mr. Haines' retirement from the Board after the annual meeting, the size of the Board will be reduced to 12. If elected, the term for the Class I directors will be three years and will expire at our Annual Meeting in the year 2007. Each nominee for Class I director named above will, if elected, continue in office for the director's designated term and until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation or retirement. Please see Proposal No. 2 for a discussion of the effects that any declassification of our Board would have on these Class I directors and our other directors.

        The person named in the proxy card and the telephone and Internet voting systems intends to vote your shares FOR the election of each of the four nominees for Class I director named above, unless you indicate on your proxy card or in the telephone or Internet voting systems that your vote should be WITHHELD for one or more of the nominees. Each of the nominees has consented to be named as a nominee in this proxy statement, and we expect that each of the nominees for Class I director named above will be able to serve if elected. If any nominee is unavailable for election, the person named in the proxy card, or his nominee or substitute, will vote your shares FOR the election of a substitute nominee proposed by the Board. The four persons receiving the highest number of votes will be elected.

Board of Directors

        Below you can find information, including biographical information, about the members of our Board of Directors:

Name	Age(1)	Position	Year Began as Director	Year Term Expires(2)
Richard C. Notebaert(5)(9)	56	Class III Director	2002	2006
Linda G. Alvarado(3)(8)	52	Class II Director	2000	2005
Philip F. Anschutz(4)(5)(7)	64	Class III Director	1993	2006
Charles L. Biggs(3)	63	Class III Director	2004	2006
K. Dane Brooksher(3)	65	Class I Director	2004	2004
Thomas J. Donohue(4)(6)(7)	65	Class I Director	2001	2004
Jordan L. Haines(3)(4)(6)(7)(8)	76	Class I Director	1997	2004
Cannon Y. Harvey(6)(7)	63	Class II Director	1996	2005
Peter S. Hellman(3)(8)	54	Class I Director	2000	2004
Vinod Khosla	49	Class I Director	1998	2004
Frank P. Popoff(4)(5)(6)(8)	68	Class III Director	2000	2006
Craig D. Slater(4)(5)(6)	46	Class II Director	1996	2005
W. Thomas Stephens(3)(8)	61	Class II Director	1997	2005

(1)
As of April 1, 2004.

(2)
The current term of the Class I Directors expires at the 2004 Annual Meeting. The term for persons elected at the 2004 Annual Stockholders' Meeting as Class I Directors will expire in 2007.

(3)
Member of the Audit Committee. Peter S. Hellman is the Chairman of the Audit Committee.

(4)
Member of the Compensation and Human Resources Committee. Frank P. Popoff is the Chairman of the Compensation and Human Resources Committee.

(5)
Member of the Executive Committee. Philip F. Anschutz is the Chairman of the Executive Committee.

(6)
Member of the Finance Committee. Craig D. Slater is the Chairman of the Finance Committee.

(7)
Member of the Nominating and Governance Committee. Cannon Y. Harvey is the Chairman of the Nominating and Governance Committee.

(8)
Member of the Ad Hoc Committee. W. Thomas Stephens is the Chairman of the Ad Hoc Committee.

(9)
Under the terms of Mr. Notebaert's employment agreement dated May 14, 2003, we have agreed that, during the term of the agreement and while Mr. Notebaert is employed by us, we will use our best efforts to cause him to be appointed as one of our Class III directors and to include him in the Board's slate of nominees for election as a Class III director at the applicable annual meeting of our stockholders and will recommend to our stockholders that he be elected as a Class III director. Mr. Notebaert's employment agreement is described more fully below under "Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

        Richard C. Notebaert has been our Chairman and Chief Executive Officer since June 2002. From August 2000 to June 2002, Mr. Notebaert was President and Chief Executive Officer of Tellabs, a communications equipment provider. Prior to that, Mr. Notebaert was Chairman and Chief Executive Officer of Ameritech Corporation from April 1994 to December 1999, and, in his 30-year career with that organization, had numerous other appointments including President of Ameritech Mobile Communications (1986), President of Indiana Bell (1989), President of Ameritech Services (1992), and President and Chief Operating Officer (1993) of Ameritech Corporation. Ameritech Corporation is a telecommunications provider that was acquired by SBC Communications Inc. in 1999. Mr. Notebaert currently serves as a director of Aon Corporation, Cardinal Health, Inc., and the Denver Center for the Performing Arts. Mr. Notebaert received a bachelor of arts degree in 1969 and an M.B.A. in 1983, both from the University of Wisconsin.

        Linda G. Alvarado has been President and Chief Executive Officer of Alvarado Construction, Inc., a commercial general contractor, construction management, design and build, development and property management company, since 1978. Ms. Alvarado currently serves as a director of 3M Company, Pepsi Bottling Group, Lennox International and Pitney Bowes, Inc. Ms. Alvarado earned a bachelor's degree from Pomona College.

        Philip F. Anschutz is our founder and served as non-executive Chairman of the Board until June 2002. He has been a director and Chairman of the Board of Anschutz Company, our largest stockholder, for more than five years. Anschutz Company is a holding company for Anschutz's portfolio of companies with holdings in energy, transportation, media, communications, professional sports, agriculture, entertainment and real estate. Mr. Anschutz is the non-executive Vice Chairman and a director of Union Pacific Corporation, and is a director of Regal Entertainment Group and Pacific Energy GP, Inc., general partner of Pacific Energy Partners, L.P. Mr. Anschutz holds a bachelor's degree in business from the University of Kansas.

        Charles L. Biggs was a consultant for Deloitte Consulting, a professional services firm that provides assurance and advisory, tax and management consulting services, from 1968 until his retirement in November 2002. At Deloitte, Mr. Biggs held various management positions, including National Director of Strategy Services for Deloitte's strategy arm and chairman of Deloitte/Holt Value Associates. Mr. Biggs earned a bachelor's degree in industrial management from Kent State University.

        K. Dane Brooksher has served as Chairman and Chief Executive Officer of ProLogis, a provider of distribution facilities and services, since March 1999 and a member of its Board of Trustees since November 1993. Mr. Brooksher served as Co-Chairman and Chief Operating Officer of ProLogis from November 1993 to March 1999. Before joining ProLogis, Mr. Brooksher spent more than 32 years with KPMG Peat Marwick (now KPMG LLP), an independent public accounting firm. Mr. Brooksher is a director of Butler Manufacturing Company and Pactiv Corporation. Mr. Brooksher earned a bachelor's degree from the College of William and Mary.

        Thomas J. Donohue has been the President and Chief Executive Officer of the U.S. Chamber of Commerce, a business federation in Washington, D.C., since 1997. He was President and Chief Executive Officer of the American Trucking Association from 1984 to 1997 and an executive with the U.S. Postal Service from 1969 to 1976 and Fairfield University from 1967 to 1969. Mr. Donohue serves on the board of directors of Union Pacific Corporation, XM Satellite Radio Holdings Inc., Sunrise Senior Living, Inc. and Marymount University. Mr. Donohue earned a bachelor's degree from St. John's University and an M.B.A. from Adelphi University.

        Jordan L. Haines was the President, Chairman and Chief Executive Officer of Fourth Financial Corporation, a Kansas-based bank holding company, and its subsidiary, Bank IV Wichita, N.A., from 1968 until 1991. Mr. Haines retired from Fourth Financial Corporation in 1991. Mr. Haines earned a bachelor's degree and a J.D. from the University of Kansas.

        Cannon Y. Harvey has been President and Chief Operating Officer of Anschutz Company and The Anschutz Corporation since December 1996. Anschutz Company is the parent company of The Anschutz Corporation and is a holding company for Anschutz's portfolio of companies with holdings in energy, transportation, media, communications, professional sports, agriculture, entertainment and real estate. From February 1995 until September 1996, he served as Executive Vice President, Finance and Law of Southern Pacific. From March 1989 to February 1995, he held several senior positions at Southern Pacific, including General Counsel. Before joining Southern Pacific, Mr. Harvey was a partner in the law firm of Holme Roberts & Owen LLP for more than 20 years. Mr. Harvey earned a bachelor's degree from the University of Missouri. He also earned a master's degree from Harvard University and an LL.B. degree from Harvard Law School.

        Peter S. Hellman has been President of Nordson Corporation, a designer, manufacturer and marketer of industrial equipment, since 2004, Chief Financial and Administrative Officer of that entity since 2000 and a director of that entity since 2001. Mr. Hellman was the President and Chief Operating Officer and a director of TRW Inc. from 1995 to 1999, the Assistant President of TRW from 1994 to 1995, and Chief Financial Officer of TRW from 1991 to 1994. Mr. Hellman held a variety of positions with BP America from 1979 to 1989 and The Irving Trust Company from 1972 to 1979. Mr. Hellman earned a bachelor's degree from Hobart College and an M.B.A. from Case Western Reserve University.

        Vinod Khosla was a co-founder of Daisy Systems and founding Chief Executive Officer of Sun Microsystems, where he pioneered open systems and commercial RISC processors. Mr. Khosla has also been a general partner of the venture capital firm Kleiner Perkins Caufield & Byers since 1986. He serves on the board of directors of Juniper Networks, Inc., as well as several private companies. Mr. Khosla earned a bachelor of technology degree in electrical engineering from the Indian Institute of Technology in New Delhi and a master's degree in biomedical engineering from Carnegie Mellon University and an M.B.A. from the Stanford Graduate School of Business.

        Frank P. Popoff was Chairman of The Dow Chemical Company, which manufactures chemical, plastic and agricultural products, from 1992 until his retirement in October 2000. From 1987 to 1995, Mr. Popoff served as the Chief Executive Officer of Dow. Mr. Popoff currently serves as a director of American Express Company, Chemical Financial Corporation, Shin-Etsu Chemical Co. Ltd. and United Technologies Corporation. Mr. Popoff earned a bachelor's degree in chemistry and an M.B.A. from Indiana University.

        Craig D. Slater has been President of Anschutz Investment Company since August 1997 and Executive Vice President of Anschutz Company and The Anschutz Corporation since August 1995. Mr. Slater served as Corporate Secretary of Anschutz Company and The Anschutz Corporation from September 1991 to October 1996 and held various other positions with those companies from 1988 to 1995. Anschutz Company is the parent company of Anschutz Investment Company and The Anschutz Corporation and is a holding company for Anschutz's portfolio of companies with holdings in energy, transportation, media, communications, professional sports, agriculture, entertainment and real estate. He is a director of Regal Entertainment Group. Mr. Slater earned a bachelor's degree in accounting from the University of Colorado Boulder, a master's degree in tax from the University of Denver and a master's degree in finance from the University of Colorado Denver.

        W. Thomas Stephens served as President, Chief Executive Officer and a director of MacMillan Bloedel Limited, Canada's largest forest products company, from 1996 to 1999. He served from 1986 until his retirement in 1996 as President and Chief Executive Officer of Manville Corporation, an international manufacturing and resources company. He also served as a member of the Manville Corporation board of directors from 1986 to 1996, and served as Chairman of the Board from 1990 to 1996. Mr. Stephens is a director of Trans Canada Pipelines, NorskeCanada (formerly Norske Skog Canada Ltd.), The Putnam Funds, and Xcel Energy Inc. Mr. Stephens earned a bachelor's and a master's degree in industrial engineering from the University of Arkansas.

Recommendation of our Board of Directors

        Our board recommends that you vote for each of the nominees named above for Class I Director. Proxies will be voted FOR each of the nominees named above for Class I Director unless you otherwise specify on your proxy card or through the telephone or Internet voting systems.

EXECUTIVE OFFICERS AND MANAGEMENT

        Below you can find information, including biographical information, about our current executive officers (other than Mr. Notebaert, whose biographical information appears above):

Name	Age(1)	Position
Oren G. Shaffer	61	Vice Chairman and Chief Financial Officer
Clifford S. Holtz	44	Executive Vice President, Business Markets Group
Richard N. Baer	47	Executive Vice President, General Counsel and Corporate Secretary
Paula Kruger	54	Executive Vice President, Consumer Markets Group
Barry K. Allen	55	Executive Vice President, Operations

(1)
As of April 1, 2004.

        Oren G. Shaffer has been our Vice Chairman and Chief Financial Officer since July 2002. Prior to joining Qwest, Mr. Shaffer was President and Chief Operating Officer of Sorrento Networks, a maker of optical products, beginning in 2000. From 1994 to 2000, he was Chief Financial Officer of Ameritech Corporation, a telecommunications provider that was acquired by SBC Communications Inc. in 1999. He has also served as President of Virgo Cap Inc., an investment firm, and from 1968 to 1992 in various positions (including Executive Vice President, Chief Financial Officer and director) at Goodyear Tire & Rubber Co. Mr. Shaffer serves on the board of directors of Belgacom SA, The Thai Capital Fund, Inc., The Singapore Fund, Inc. and The Japan Equity Fund, Inc. He holds a bachelor of science degree in business administration from the University of California at Berkeley and an M.S. degree in management from the Massachusetts Institute of Technology.

        Clifford S. Holtz has been our Executive Vice President, Business Markets Group, since July 2002, and previously served as Executive Vice President of National Business Accounts and, prior to that, as Executive Vice President of Small Business Accounts. Prior to joining Qwest in 2001, Mr. Holtz served as Senior Vice President of consumer business at Gateway, Inc., a computer manufacturer, from February 2000 to January 2001. From January 1997 to February 2000, Mr. Holtz was AT&T's President of Metro Markets, a telecommunications business serving small to mid-sized business customers. From June 1984 to January 1997, he also held a variety of general management, operations, strategy, sales and marketing assignments with AT&T. Mr. Holtz earned a bachelor of science degree in business administration from the State University of New York in Albany and an M.B.A. from the University of Chicago.

        Richard N. Baer has been our Executive Vice President, General Counsel and Corporate Secretary since December 2002. Mr. Baer, who joined Qwest in 2001, served as our Deputy General Counsel from January 2001 to July 2002 and as Special Legal Counsel to our Chairman and CEO from July 2002 to December 2002. From 1998 to December 2000, Mr. Baer was chairman of the litigation department at the Denver law firm of Sherman & Howard. Mr. Baer received his bachelor of arts degree from Columbia University in 1979 and his juris doctor degree from Duke University in 1983.

        Paula Kruger has served as our Executive Vice President, Consumer Markets, since September 2003. From December 2001 to September 2003, Ms. Kruger served as President of the Customer Relationship Management service line at Electronic Data Systems Corporation, a technology company. From September 1999 to January 2002, Ms. Kruger was a search consultant for Taylor Winfield and for Heidrick & Struggles, both executive search firms. From March 1997 to September 1999, Ms. Kruger served as Executive Vice President of Operations at Excel Communications, Inc., a provider of integrated media communications. Ms. Kruger earned a bachelor of arts degree in economics from C.W. Post—Long Island University and an M.B.A. from C.W. Post—Roth Graduate School of Business.

        Barry K. Allen has served as our Executive Vice President, Operations, since March 2004. From August 2002 to March 2004, Mr. Allen served as our Executive Vice President and Chief Human Resources Officer. From August 2000 to August 2002, Mr. Allen was President of Allen Enterprises, LLC, a private equity investment and management company he founded. From 1995 to July 2000, Mr. Allen was Executive Vice President of Ameritech Corporation, a telecommunications provider. Mr. Allen serves on the board of directors of Harley Davidson Inc. and Fiduciary Management, Inc., which is the investment advisor for certain funds, including FMI Common Stock Fund, Inc., FMI Mutual Funds, Inc. and FMI Funds, Inc., for which companies Mr. Allen also serves as a director. Mr. Allen received a bachelor of arts degree from the University of Kentucky and an M.B.A. from Boston University.

CERTAIN TRANSACTIONS AND LEGAL PROCEEDINGS

        Vinod Khosla, one of our directors, is a general partner of Kleiner, Perkins, Caufield and Byers ("KPCB"), a venture capital firm. From time to time, KPCB or entities controlled by it have taken and may take positions (including control positions) in, and have designated and may designate persons (including Mr. Khosla) on the boards of, companies with which we may conduct business.

        Since September of 2001, W. Thomas Stephens, one of our directors, has been the non-executive Deputy Chair of the Board of NorskeCanada (formerly Norske Skog Canada Ltd.). Pacifica Papers, Inc., which was acquired by Norske Skog Canada Ltd. in 2001, is a supplier of paper products to our former directories business, Qwest Dex, under a ten-year contract beginning in 1994. In connection with that contract, which terminated on December 31, 2003, we paid Pacifica Papers approximately $5.1 million in 2003.

        In addition, we provide telephone and related services from time to time in the ordinary course to companies affiliated with several of our directors and holders of more than 5% of our common stock.

        See "Compensation Committee Interlocks and Insider Participation" on page 35 of this proxy statement for descriptions of certain relationships and transactions between us and Mr. Anschutz, Anschutz Company or one or more of their affiliates.

        Since July 27, 2001, 13 putative class action complaints have been filed in federal district court in Colorado against Qwest alleging violations of the federal securities laws. One of those cases has been dismissed. By court order, the remaining actions have been consolidated into a consolidated securities action, which we refer to herein as the "consolidated securities action".

        On August 21, 2002, plaintiffs in the consolidated securities action filed their Fourth Consolidated Amended Class Action Complaint, or the Fourth Consolidated Complaint, which defendants moved to dismiss. On January 13, 2004, the United States District Court for the District of Colorado granted the defendants' motions to dismiss in part and denied them in part. In that order, the court allowed plaintiffs to file a proposed amended complaint seeking to remedy the pleading defects addressed in the court's dismissal order and ordered that discovery, which previously had been stayed during the pendency of the motions to dismiss, proceed regarding the surviving claims. On February 6, 2004, plaintiffs filed a Fifth Consolidated Amended Class Action Complaint, or the Fifth Consolidated Complaint. The Fifth Consolidated Complaint attempts to expand the putative class period previously alleged in the Fourth Consolidated Complaint, seeks to restore the claims dismissed by the court, including claims against certain individual defendants who were dismissed as defendants by the court's dismissal order, and to add additional individual defendants who have not been named as defendants in plaintiffs' previous complaints. The Fifth Consolidated Complaint also advances allegations related to a number of matters and transactions that were not pleaded in the earlier complaints. The Fifth Consolidated Complaint is purportedly brought on behalf of purchasers of publicly traded securities of Qwest between May 24, 1999 and July 28, 2002, and names as defendants Qwest, Qwest's former Chairman and Chief Executive Officer, Joseph P. Nacchio, Qwest's former Chief Financial Officers, Robin R. Szeliga and Robert S. Woodruff, other of Qwest's former officers and current directors and Arthur Andersen LLP. The Fifth Consolidated Complaint alleges, among other things, that during the putative class period, Qwest and certain of the individual defendants made materially false statements regarding the results of Qwest's operations in violation of section 10(b) of the Securities Exchange Act of 1934, or the Exchange Act, that certain of the individual defendants are liable as control persons under section 20A of the Exchange Act and that certain of the individual defendants sold some of their shares of Qwest's common stock in violation of section 20(a) of the Exchange Act. The Fifth Consolidated Complaint further alleges that Qwest and certain other defendants violated section 11 of the Securities Act of 1933, as amended, or the Securities Act, by preparing and disseminating false registration statements and prospectuses for the registration of Qwest common stock to be issued to U S WEST shareholders in connection with the merger of the two companies, and for the exchange of $3 billion of Qwest's notes pursuant to a registration statement dated January 17, 2001, $3.25 billion of Qwest's notes pursuant to a registration statement dated July 12, 2001, and $3.75 billion of Qwest's notes pursuant to a registration statement dated October 30, 2001. Additionally, the Fifth Consolidated Complaint alleges that certain of the individual defendants are liable as control persons under section 15 of the Securities Act by reason of their stock ownership, management positions and/or membership or representation on the Company's Board of Directors, or the Board. The Fifth Consolidated Complaint seeks unspecified compensatory damages and other relief. However, counsel for plaintiffs has indicated that the purported class will seek damages in the tens of billions of dollars. On March 8, 2004, Qwest and other defendants filed motions to dismiss the Fifth Consolidated Complaint.

        Since March 2002, seven putative class action suits were filed in federal district court in Colorado purportedly on behalf of all participants and beneficiaries of the Qwest Savings and Investment Plan and predecessor plans, or the Plan, from March 7, 1999 until the present. By court order, five of these putative class actions have been consolidated and the claims made by the plaintiff in the sixth case were subsequently included in the Second Amended and Consolidated Complaint, or the Second Consolidated Complaint, described below and referred to as the "consolidated ERISA action". Qwest expects the seventh putative class action to be consolidated with the other cases since it asserts substantially the same claims. The Second Consolidated Complaint filed on May 21, 2003, names as defendants, among others, Qwest, several former and current directors, officers and employees of Qwest, Qwest Asset Management, Qwest's Plan Design Committee, the Plan Investment Committee and the Plan Administrative Committee of the pre-Merger Qwest 401(k) Savings Plan. The consolidated ERISA action, which is brought under the Employee Retirement Income Security Act alleges, among other things, that the defendants breached fiduciary duties to the Plan members by allegedly excessively concentrating the Plan's assets invested in Qwest's stock, requiring certain participants in the Plan to hold the matching contributions received from Qwest in the Qwest Shares Fund, failing to disclose to the participants the alleged accounting improprieties that are the subject of the consolidated securities action, failing to investigate the prudence of investing in Qwest's stock, continuing to offer Qwest's stock as an investment option under the Plan, failing to investigate the effect of the Merger on Plan assets and then failing to vote the Plan's shares against it, preventing Plan participants from acquiring Qwest's stock during certain periods, and, as against some of the individual defendants, capitalizing on their private knowledge of Qwest's financial condition to reap profits in stock sales. Plaintiffs seek equitable and declaratory relief, along with attorneys' fees and costs and restitution. Plaintiffs moved for class certification on January 15, 2003, and Qwest has opposed that motion, which is pending before the court. Defendants filed motions to dismiss the consolidated ERISA action on August 22, 2002. Those motions are also pending before the court.

        On June 27, 2002, a putative class action was filed in the District Court for the County of Boulder against us, The Anschutz Family Investment Co., Philip Anschutz, Joseph P. Nacchio and Robin R. Szeliga on behalf of purchasers of Qwest's stock between June 28, 2000 and June 27, 2002 and owners of U S WEST stock on June 28, 2000. The complaint alleges, among other things, that Qwest and the individual defendants issued false and misleading statements and engaged in improper accounting practices in order to accomplish the Merger, to make Qwest appear successful and to inflate the value of Qwest's stock. The complaint asserts claims under sections 11, 12, 15 and 17 of the Securities Act. The complaint seeks unspecified monetary damages, disgorgement of illegal gains and other relief. On July 31, 2002, the defendants removed this state court action to federal district court in Colorado and subsequently moved to consolidate this action with the consolidated securities action identified above. The plaintiffs have moved to remand the lawsuit back to state court. Defendants have opposed that motion, which is pending before the court.

        On December 10, 2002, the California State Teachers' Retirement System, or CalSTRS, filed suit against Qwest, certain of Qwest's former officers and certain of Qwest's current directors and several other defendants, including Arthur Andersen LLP and several investment banks, in the Superior Court of the State of California in and for the County of San Francisco. CalSTRS alleged that the defendants engaged in fraudulent conduct that caused CalSTRS to lose in excess of $150 million invested in Qwest's equity and debt securities. The complaint alleges, among other things, that defendants engaged in a scheme to falsely inflate Qwest's revenue and decrease its expenses so that Qwest would appear more successful than it actually was during the period in which CalSTRS purchased and sold Qwest securities. The complaint purported to state causes of action against Qwest for (i) violation of California Corporations Code section 25400 et seq. (securities laws); (ii) violation of California Corporations Code section 17200 et seq. (unfair competition); (iii) fraud, deceit and concealment; and (iv) breach of fiduciary duty. Among other requested relief, CalSTRS sought compensatory, special and punitive damages, restitution, pre-judgment interest and costs. Qwest and the individual defendants filed a demurrer, seeking dismissal of all claims. In response, CalSTRS voluntarily dismissed the unfair competition claim but maintained the balance of the complaint. The court denied the demurrer as to the California securities law and fraud claims, but dismissed the breach of fiduciary duty claim against Qwest with leave to amend. The court also dismissed the claims against Robert S. Woodruff and Robin R. Szeliga on jurisdictional grounds. On or about July 25, 2003, plaintiff filed a First Amended Complaint. The material allegations and the relief sought remain largely the same, but plaintiff no longer alleges claims against Mr. Woodruff and Ms. Szeliga following the court's dismissal of the claims against them. CalSTRS reasserted its claim against Qwest for breach of fiduciary duty as a claim of aiding and abetting breach of fiduciary duty. Qwest filed a second demurrer to that claim, and on November 17, 2003, the court dismissed that claim without leave to amend. Discovery is proceeding in the CalSTRS litigation.

        On November 27, 2002, the State of New Jersey (Treasury Department, Division of Investment), or New Jersey, filed a lawsuit similar to the CalSTRS action in New Jersey Superior Court, Mercer County. On October 17, 2003, New Jersey filed an amended complaint alleging, among other things, that Qwest, certain of Qwest's former officers and certain current directors and Arthur Andersen LLP caused Qwest's stock to trade at artificially inflated prices by employing improper accounting practices, and by issuing false statements about Qwest's business, revenues and profits. As a result, New Jersey contends that it incurred hundreds of millions of dollars in losses. New Jersey's complaint purports to state causes of action against Qwest for: (i) fraud; (ii) negligent misrepresentation; and (iii) civil conspiracy. Among other requested relief, New Jersey seeks from the defendants, jointly and severally, compensatory, consequential, incidental and punitive damages. On November 17, 2003, Qwest filed a motion to dismiss. That motion is pending before the court.

        On January 10, 2003, the State Universities Retirement System of Illinois, or SURSI, filed a lawsuit similar to the CalSTRS and New Jersey lawsuits in the Circuit Court of Cook County, Illinois. SURSI filed suit against Qwest, certain of Qwest's former officers and certain current directors and several other defendants, including Arthur Andersen LLP and several investment banks. On October 29, 2003, SURSI filed a second amended complaint which alleges, among other things, that defendants engaged in fraudulent conduct that caused it to lose in excess of $12.5 million invested in Qwest's common stock and debt and equity securities and that defendants engaged in a scheme to falsely inflate Qwest's revenues and decrease its expenses by improper conduct related to transactions with the Arizona School Facilities Board, Genuity, Calpoint LLC, KMC Telecom Holdings, Inc., KPNQwest N.V., and Koninklijke KPN, N.V. The second amended complaint purports to state the following causes of action against Qwest: (i) violation of the Illinois Securities Act; (ii) common law fraud; (iii) common law negligent misrepresentation; and (iv) violation of section 11 of the Securities Act. SURSI seeks, among other relief, punitive and exemplary damages, costs, equitable relief, including an injunction to freeze or prevent disposition of the defendants' assets, and disgorgement. All the individual defendants moved to dismiss the action against them for lack of personal jurisdiction. To date, neither Qwest nor the individual defendants have filed a response to the second amended complaint, and the Illinois' court's schedule does not contemplate that answers or motions to dismiss be filed until after the challenges to jurisdiction have been resolved.

        On February 9, 2004, the Stichting Pensioenfonds ABP, or SPA, filed suit against us, certain of our current and former directors, officers, and employees, as well as several other defendants, including Arthur Andersen LLP, Citigroup Inc. and various affiliated corporations of Citigroup Inc., in the United States District Court for the District of Colorado. SPA alleges that the defendants engaged in fraudulent conduct that caused SPA to lose more than $100 million related to SPA's investments in Qwest's equity securities purchased between July 5, 2000 and March 11, 2002. The complaint alleges, among other things, that defendants created a false perception of Qwest's revenues and growth prospects. SPA alleges claims against Qwest and certain of the individual defendants for violations of sections 18 and 10(b) of the Exchange Act and SEC Rule 10b-5, violations of the Colorado Securities Act and common law fraud, misrepresentation and conspiracy. The complaint also contends that certain of the individual defendants are liable as "control persons" because they had the power to cause Qwest to engage in the unlawful conduct alleged by plaintiffs in violation of section 20(a) of the Exchange Act, and alleges other claims against defendants other than Qwest. SPA seeks, among other things, compensatory and punitive damages, rescission or rescissionary damages, pre-judgment interest, fees and costs.

        On October 22, 2001, a purported derivative lawsuit was filed in the United States District Court for the District of Colorado, or the Federal Derivative Litigation. On February 6, 2004, a third amended complaint was filed in the Federal Derivative Litigation, naming as defendants certain of Qwest's present and former directors and certain former officers and naming Qwest as a nominal defendant. The Federal Derivative Litigation is based upon the allegations made in the consolidated securities action and alleges, among other things, that the defendants breached their fiduciary duties to Qwest by engaging in self-dealing, insider trading, usurpation of corporate opportunities, failing to oversee implementation of securities laws that prohibit insider trading, failing to maintain appropriate financial controls within Qwest, and causing or permitting Qwest to commit alleged securities violations, thus (1) causing Qwest to be sued for such violations and (2) subjecting Qwest to adverse publicity, increasing its cost of raising capital and impairing earnings. On March 26, 2004, a proposed fourth amended complaint was filed in the Federal Derivative Litigation, which names additional defendants, including a former Qwest officer, Citigroup Inc. and corporations affiliated with Citigroup, Inc. The proposed fourth amended complaint contains allegations in addition to those set forth in the third amended complaint, including that certain individual defendants violated securities laws as a result of the filing of false and misleading proxy statements by Qwest from 2000 through 2003, and that the Citigroup defendants aided and abetted breaches of fiduciary duties owed to Qwest. The Federal Derivative Litigation has been consolidated with the consolidated securities action. Plaintiff seeks, among other remedies, disgorgement of alleged insider trading profits.

        On August 9, 2002, a purported derivative lawsuit was filed in the Court of Chancery of the State of Delaware. A separate alleged derivative lawsuit was filed in the Court of Chancery of the State of Delaware on or about August 28, 2002. On October 30, 2002, these two alleged derivative lawsuits, or collectively, the Delaware Derivative Litigation, were consolidated. The Second Amended Complaint in the Delaware Derivative Litigation was filed on or about January 23, 2003, naming as defendants certain of Qwest's current and former officers and directors and naming Qwest as a nominal defendant. In the Second Amended Complaint the plaintiffs allege, among other things, that the individual defendants: (i) breached their fiduciary duties by allegedly engaging in illegal insider trading in Qwest's stock; (ii) failed to ensure compliance with federal and state disclosure, anti-fraud and insider trading laws within Qwest, resulting in exposure to it; (iii) appropriated corporate opportunities, wasted corporate assets and self-dealt in connection with investments in initial public offering securities through Qwest's investment bankers; and (iv) improperly awarded severance payments to Qwest's former Chief Executive Officer, Mr. Nacchio and Qwest's former Chief Financial Officer, Mr. Woodruff. The plaintiffs seek recovery of incentive compensation allegedly wrongfully paid to certain defendants, all severance payments made to Messrs. Nacchio and Woodruff, disgorgement, contribution and indemnification, repayment of compensation, injunctive relief, and all costs including legal and accounting fees. On March 17, 2003, defendants moved to dismiss the Second Amended Complaint, or, in the alternative, to stay the action. As described below, a proposed settlement of the Delaware Derivative Litigation has been reached.

        On each of March 6, 2002 and November 22, 2002, a purported derivative action was filed in Denver District Court, which we refer to collectively as the Colorado Derivative Litigation. On February 5, 2004, plaintiffs in one of these cases filed an amended complaint naming as defendants certain of Qwest's current and former officers and directors and Anschutz Company, and naming Qwest as a nominal defendant. The two purported derivative actions were consolidated on February 17, 2004. The amended complaint alleges, among other things, that various of the individual defendants breached their legal duties to Qwest by engaging in various kinds of self-dealings, failing to oversee compliance with laws that prohibit insider trading and self-dealing, and causing or permitting Qwest to commit alleged securities laws violations, thereby causing Qwest to be sued for such violations and subjecting Qwest to adverse publicity, increasing its cost of raising capital and impairing earnings.

        Beginning in May 2003, the parties to the Colorado Derivative Litigation and the Delaware Derivative Litigation participated in a series of mediation sessions with former United States District Judge Layn R. Phillips. On November 14, 2003, as a result of this process, the parties agreed in principle upon a settlement of the claims asserted in the Colorado Derivative Litigation and the Delaware Derivative Litigation, subject to approval and execution of formal settlement documents, approval by the Denver District Court and dismissal with prejudice of the Colorado Derivative Litigation, the Delaware Derivative Litigation and the Federal Derivative Litigation. From November 14, 2003 until February 17, 2004, the parties engaged in complex negotiations to resolve the remaining issues concerning the potential settlement. On February 17, 2004, the parties reached a formal Stipulation of Settlement, which was filed with the Denver District Court. The stipulation of settlement provides, among other things, that if approved by the Denver District Court and upon dismissal with prejudice of the Delaware Derivative Litigation and the Federal Derivative Litigation, $25 million of the $200 million fund from the insurance settlement with certain of our insurance carriers will be designated for the exclusive use of Qwest to pay losses and Qwest will implement a number of corporate governance changes. (The $200 million has been placed in trust to cover losses we may incur and the losses of current and former directors and officers and others who release the carriers in connection with the settlement.) The Stipulation of Settlement also provides that the Denver District Court may enter awards of attorneys' fees and costs to derivative plaintiffs' counsel from the $25 million in amounts not to exceed $7.5 million and $125,000, respectively. On February 17, 2004, the Denver District Court entered a Preliminary Approval Order and scheduled a hearing to take place on June 15, 2004, to consider final approval of the proposed settlement and derivative plaintiffs' counsels' request for an award of fees and costs.

        On or about February 23, 2004, plaintiff in the Federal Derivative Litigation filed a motion in the United States District Court for the District of Colorado to enjoin further proceedings relating to the proposed settlement of the Colorado Derivative Litigation, or alternatively, to enjoin the enforcement of a provision in the Preliminary Approval Order of the Denver District Court which plaintiff claims would prevent the Federal Derivative Litigation from being prosecuted pending a final determination of whether the settlement of the Colorado Derivative Litigation shall be approved. On March 8, 2004, the individual defendants in the Federal Derivative Litigation filed a motion to stay all proceedings in that action pending a determination by the Denver District Court whether to approve the proposed settlement of the derivative claims asserted in the Colorado Derivative Litigation, which would resolve the derivative claims asserted in the Federal Derivative Litigation.

        In January 2001, an amended purported class action complaint was filed in Denver District Court against Qwest and certain current and former officers and directors on behalf of stockholders of U S WEST. The complaint alleges that Qwest had a duty to pay a quarterly dividend to U S WEST stockholders of record as of June 30, 2000. Plaintiffs further claim that the defendants attempted to avoid paying the dividend by changing the record date from June 30, 2000 to July 10, 2000. In September 2002, Qwest filed a motion for summary judgment on all claims. Plaintiffs filed a cross-motion for summary judgment on their breach of contract claims only. On July 15, 2003, the court denied both summary judgment motions. Plaintiffs' claims for breach of fiduciary duty and breach of contract remain pending. The case is now in the class certification stage, which Qwest is challenging.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

        The following table summarizes for the periods indicated the compensation paid to or accrued for the benefit of our Chief Executive Officer, our next four most highly compensated executive officers and one of our former executive officers (collectively referred to herein as the "named executive officers"). The position identified in the table for each person is their current position with us unless otherwise indicated.

SUMMARY COMPENSATION TABLE

										Long Term Compensation
		Annual Compensation								Awards				Payouts
Name/Position	Year	Salary(1)		Bonus(1)			Other Annual Compensation(2)			Restricted Stock Awards(3)		Number of Securities Underlying Options		LTIP Payouts	All Other Compensation
Executive Officers as of December 31, 2003
Richard C. Notebaert Chairman and Chief Executive Officer(4)	2003 2002	$ $	1,100,000 613,462	$ $	2,925,000 825,000		$ $	617,418 252,126	(5) (5)	$	— 1,000,000	2,000,000 5,000,000		— —	$ $	14,256 3,810	(6)
Oren G. Shaffer Vice Chairman and Chief Financial Officer(7)	2003 2002	$ $	800,000 369,231	$ $	2,338,800 600,000		$ $	100,530 50,000	(8) (8)		— —	650,000 2,000,000		— —	$ $	15,108 8,603	(9)
Clifford S. Holtz Executive Vice President, Business Markets Group(10)	2003 2002 2001	$ $ $	446,154 427,885 259,615	$ $	453,690 — 287,500		$ $ $	62,563 50,531 109,222	(11) (11) (11)	$	— 870,000 —	350,000 750,000 525,000		— — —	$ $ $	6,706 228,741 5,510	(12)
Richard N. Baer Executive Vice President, General Counsel and Corporate Secretary(13)	2003 2002	$ $	500,000 353,654	$ $	1,162,625 617,500	(14) (14)	$ $	58,036 27,166	(15) (15)		— —	— 1,100,000		— —	$ $	3,096 4,202	(16)
Paula Kruger Executive Vice President, Consumer Markets Group(17)	2003		$130,769		$127,263			$60,557	(18)		—	350,000		—		$3,698	(19)
Former Executive Officer
Annette M. Jacobs Former Executive Vice President, Consumer Markets Group(20)	2003 2002	$ $	335,385 364,423		— —		$ $	58,642 48,044	(21) (21)		— —	350,000 350,000	(22)	— —	$ $	1,200,640 5,525	(23)

(1)
Amounts shown include salary or bonus earned by each of the named executive officers. Bonus amounts reported for each year have been adjusted to (a) include amounts earned with respect to performance in the year shown but paid in the following year, and (b) exclude amounts earned with respect to performance in the previous year but paid in the year shown.

(2)
Amounts shown include the value of perquisites and other personal benefits for the named executive officer in the year indicated. Flexible benefits paid to the named executive officers are cash payments made at the beginning of the year in lieu of various perquisites commonly paid to executive officers. Named executive officers are not required to apply these payments to any particular purpose.

(3)
Dollar amounts shown equal the number of shares of restricted stock granted multiplied by the stock price on the grant date, which was $5.00 per share in the case of Mr. Notebaert and $8.70 per share in the case of Mr. Holtz. The valuation does not take into account the diminution in value attributable to the restrictions applicable to the shares. The number and dollar value of shares of restricted stock held by the named executive officers on December 31, 2003, based on the closing price of our common stock on December 31, 2003 ($4.32 per share), were: Mr. Notebaert—200,000 shares ($864,000); and Mr. Holtz—100,000 shares ($432,000). The grant of restricted stock to Mr. Notebaert vests 33% each year on the anniversary of the grant, and the grant to Mr. Holtz vests (1) 25% on the earliest to occur of (a) the date on which we are current in our SEC filings, (b) the date on which Mr. Holtz's employment with us terminates, and (c) February 1, 2004, and (2) an additional 25% each year on February 1 from 2004 until 2006. Dividends are paid on all shares of our restricted stock at the same rate as on our unrestricted shares.

(4)
Mr. Notebaert joined Qwest in June 2002.

(5)
Amount for 2003 includes imputed income for financial consulting services provided to Mr. Notebaert of $96,759 and imputed income for personal use of corporate aircraft of $116,839; and amount for 2002 includes $75,000 in flexible benefits paid to Mr. Notebaert and reimbursement of relocation expenses of $99,178 (including tax gross-up).

(6)
Amount includes 401(k) company matching contributions of $6,000 and imputed income on life insurance policy of $8,256.

(7)
Mr. Shaffer joined Qwest in July 2002.

(8)
Amount for 2003 includes $50,000 in flexible benefits paid to Mr. Shaffer and imputed income for personal use of corporate aircraft of $22,316; and amount for 2002 includes $50,000 in flexible benefits paid to Mr. Shaffer.

(9)
Amount includes 401(k) company matching contributions of $6,000 and imputed income on life insurance policy of $9,108.

(10)
Mr. Holtz joined Qwest in April 2001.

(11)
Amount for 2003 includes $35,000 in flexible benefits paid to Mr. Holtz; amount for 2002 includes $35,000 in flexible benefits paid to Mr. Holtz; and amount for 2001 includes reimbursement of relocation expenses of $74,036 (including tax gross-up).

(12)
Amount includes 401(k) company matching contributions of $6,000 and imputed income on life insurance policy of $706.

(13)
Mr. Baer joined Qwest in January 2001.

(14)
In May 2002, we entered into a retention agreement with Mr. Baer pursuant to which we paid Mr. Baer a cash retention bonus of $926,250 in consideration of his continued employment. In accordance with the terms of that agreement, the retention bonus was paid in three equal installments of $308,750, two of which were paid in 2002 and one of which was paid in January 2003.

(15)
Amount for 2003 includes $35,000 in flexible benefits paid to Mr. Baer; and amount for 2002 includes $25,000 in flexible benefits paid to Mr. Baer.

(16)
Amount includes 401(k) company matching contributions of $2,308 and imputed income on life insurance policy of $788.

(17)
Ms. Kruger joined Qwest in September 2003.

(18)
Amount includes reimbursement of relocation expenses of $41,945 (including tax gross-up).

(19)
Amount includes 401(k) company matching contributions of $3,462 and imputed income on life insurance policy of $236.

(20)
Ms. Jacobs became an executive officer in 2002 and resigned from Qwest on September 5, 2003.

(21)
Amount for 2003 includes $35,000 in flexible benefits paid to Ms. Jacobs; and amount for 2002 includes $35,000 in flexible benefits paid to Ms. Jacobs.

(22)
This option was cancelled pursuant to a Severance Agreement and General Release, as more fully described below under "Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

(23)
Amount includes severance of $675,000, a bonus payment of $336,575, a payment of $183,750 to compensate Ms. Jacobs for her inability to exercise 87,500 vested stock options with an exercise price of $2.10 during the 90 day period following her resignation, 401(k) company matching contributions of $4,413 and imputed income on life insurance policy of $902. Amount does not include amounts paid out to Ms. Jacobs under Qwest's Pension Plan in connection with the termination of her employment. See "Pension Plans" below.

Stock Option Grants

        The following table provides details regarding the stock options that we granted in 2003 to each of our named executive officers:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to All Employees During 2003	Exercise Price	Expiration Date	Grant Date Valuation under the Black-Scholes Option Pricing Model(2)
Executive Officers as of December 31, 2003
Richard C. Notebaert	2,000,000	6.3%	$3.44	March 3, 2013	$4,527,332
Oren G. Shaffer	650,000	2.1%	$3.44	March 3, 2013	$1,471,383
Clifford S. Holtz	350,000	1.1%	$3.44	March 3, 2013	$792,283
Richard N. Baer	—	—	—	—	—
Paula Kruger	350,000	1.1%	$4.09	September 8, 2013	$960,104
Former Executive Officer
Annette M. Jacobs	350,000	1.1%	$3.44	March 3, 2013	$792,283	(3)

(1)
Each option vests over four years at a rate of 25% per year and vests immediately upon a change in control of Qwest, as more fully described below under "Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

(2)
We used the following assumptions with the Black-Scholes option-pricing model to estimate the value of the option on the date of grant:

	Grant Date
	March 3, 2003	September 8, 2003
Risk-free interest rate	2.6%	3.3%
Expected dividend yield	0.0%	0.0%
Expected option life (years)	4.3	4.3
Expected stock price volatility	88.0%	89.5%

  The option granted to Ms. Kruger was granted on September 8, 2003. All other options were granted on March 3, 2003. Two of the more significant assumptions used in this estimate are the expected option life and the expected volatility, both of which we estimated based on historical information. These valuations do not represent our estimate or projection of future increases in the price of our shares of common stock. The closing price of our stock on April 1, 2004 was $4.25 per share.

(3)
This option was cancelled pursuant to a Severance Agreement and General Release, as more fully described below under "Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

Option Exercises and Holdings

        The following table provides information for the named executive officers concerning options they exercised during 2003 and unexercised options they held at the end of 2003:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Executive Officers as of December 31, 2003
Richard C. Notebaert	—	—	1,250,000	5,750,000	—	$1,760,000
Oren G. Shaffer	—	—	500,000	2,150,000	$1,110,000	$3,902,000
Clifford S. Holtz	—	—	531,250	1,093,750	$235,875	$1,015,625
Richard N. Baer	—	—	509,000	1,004,000	—	—
Paula Kruger	—	—	—	350,000	—	$80,500
Former Executive Officer
Annette M. Jacobs	—	—	—	—	—	—

(1)
Based on the last sales price of our shares of common stock on December 31, 2003 ($4.32), minus the per share exercise price of the unexercised options, multiplied by the number of shares represented by the unexercised options. The last sales price of our shares of common stock on April 1, 2004 was $4.25 per share.

Pension Plans

        Executive officers are eligible to participate in the Qwest Pension Plan. Under this plan, an amount equal to 3% of each officer's eligible pay (generally defined as the executive's salary and bonus) is credited to a hypothetical account balance. At the end of each year, the hypothetical account balance is also credited with interest based on the average 30 year Treasury bond rate. In addition, through the end of 2004, an additional interest credit will be made if the cumulative rate of appreciation in the price of our common stock from the end of the year each pay credit is made is greater than the interest credited using the average 30 year Treasury bond rate. When a participant terminates employment, the amount in the hypothetical account balance is converted to an annuity payable for the participant's life. The participants may also elect to receive their benefit in the form of a lump sum payment. A non-qualified pension plan also exists which authorizes the payment of benefits which may exceed the limits otherwise imposed under applicable tax and employee benefit regulations.

        The following table sets forth the estimated lump sum benefits payable under the account balance formula in the Qwest Pension Plan assuming the executives continue to be employed at Qwest until age

65, interest credited to the account balances is 6% per year and each executive's eligible compensation under the plan increases at the rate of 4% per year.

Name	Estimated Lump Sum Benefit Payable at Age 65 Under Qwest Account Balance Formula
Richard C. Notebaert	$1,216,000
Oren G. Shaffer	$343,000
Clifford S. Holtz	$1,645,000
Richard N. Baer	$1,545,000
Paula Kruger	$485,000
Annette M. Jacobs	$0

        In addition, $39,317 was paid out to Ms. Jacobs under the plan in connection with the termination of her employment during 2003.

        Pursuant to their employment agreements, Messrs. Notebaert and Shaffer will also receive additional pension benefits equal to the excess of the benefits calculated based on the applicable pension formulas that were in place when they left their previous employer, SBC Communications Inc., including the service they had at SBC, over the benefits they receive under the Qwest plans outlined above and the pension benefits they received from SBC. The following table sets forth the estimated lump sum value of these additional pension benefits assuming the executives continue to be employed at Qwest until age 65, interest rates are equal to 6% in calculating the lump sum and each executive's eligible compensation increases at the rate of 4% per year.

Name	Estimated Lump Sum Benefit Payable at Age 65 Under the Provisions of Employment Contracts
Richard C. Notebaert	$12,050,000
Oren G. Shaffer	$3,085,000

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

        The following is a description of the terms and conditions of each employment or change in control agreement that we have (or had during 2003) with our named executive officers:

        Richard C. Notebaert.    The terms of Mr. Notebaert's employment are governed by an employment agreement dated as of May 14, 2003. The agreement provides for Mr. Notebaert's employment as Chairman and Chief Executive Officer of Qwest, and requires us to use our best efforts to include Mr. Notebaert in the Board's slate of nominees for election as a Class III director at applicable annual meetings. The term of the agreement is for two years beginning on June 17, 2002 and will be automatically extended by twelve months on the first anniversary of June 17, 2002 and on each anniversary thereafter unless one party provides at least 90 days' written notice of non-renewal to the other. The agreement provides for a base salary of $1,100,000 per year, subject to increase (but not decrease) on an annual basis by the Compensation and Human Resources Committee. Pursuant to the agreement, Mr. Notebaert's target bonus will not be less than 150% of his base salary for the year, provided that we achieve the applicable financial and strategic objectives established for that year, and he was entitled to a minimum bonus of $825,000 for 2002 and $825,000 for the first six months of 2003. Mr. Notebaert received non-qualified options to purchase 5,000,000 shares of our common stock at an exercise price of $5.10 per share on June 17, 2002. In addition, he will receive options to purchase a minimum of 250,000 shares of our common stock each calendar year during the agreement term, together with additional options as may be authorized in the discretion of the Compensation and Human Resources Committee, with an exercise price equal to the closing price of our common stock on the applicable award date. Each of the option awards under the agreement will vest in four equal installments on each of the first four anniversaries of the award. Mr. Notebaert also received a grant of 200,000 shares of our restricted stock on June 17, 2002, to vest in equal increments on each of the first three anniversaries thereafter. To the extent not fully vested, on the earliest to occur of a change in control (as defined below), Mr. Notebaert's termination by reason of his death or disability, termination of his employment by us without cause (as defined below), a constructive discharge of Mr. Notebaert, or non renewal by us of the agreement on any renewal date, all outstanding options and restricted stock will vest immediately. For purposes of Mr. Notebaert's agreement, a "change in control" is defined as any of (1) the intentional acquisition by any person (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than Qwest, our subsidiaries, any person holding more than 15% of our outstanding common stock as of June 17, 2002 (a "15% Stockholder"), or any of our employee benefit plans, of 20% or more of the combined voting power of our then outstanding voting securities (provided also that this amount is greater than that held by any 15% Stockholder), or (2) at any time during any period of two consecutive years, individuals who at the beginning of such period constitute our Board (and any new director whose election to the Board or whose nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election and nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of our assets, unless the holders of our outstanding voting securities before the transaction still hold more than 50% of the combined voting power following the transaction, no person (other than any 15% Stockholder, the company resulting from the transaction or one of our benefit plans) holds 20% or more of the voting power of the resulting company and at least a majority of the board members of the resulting company served on our Board prior to the transaction, or (4) approval by our stockholders of a complete liquidation or dissolution of Qwest; "cause" is defined as conviction of a felony or any crime involving moral turpitude, or a reasonable determination by two-thirds of our directors, after provision of notice and opportunity to be heard, that the executive has willfully and continuously failed to substantially perform his duties or has engaged in gross neglect or gross misconduct resulting in material harm to Qwest; and "constructive discharge" means a reduction in the executive's compensation below levels provided for in the agreement, removal of the executive from the positions provided for in the agreement (including the failure of Mr. Notebaert to be nominated or reelected to our Board), any action by us that results in a significant diminution of the executive's authority, any failure by us to obtain a satisfactory agreement from our successor or assignee to honor our obligations under the agreement, a breach by us of our material obligations under the agreement that is not cured within 30 days, or the occurrence of a change in control.

        Mr. Notebaert is also entitled under the agreement to be provided with health and other employee benefits, fringe benefits and perquisites on the same basis as provided to our other senior executives. Mr. Notebaert's benefits also include use of corporate aircraft (including tax gross-up), reimbursement for expenses related to the negotiation of the agreement and temporary housing in Denver (including tax gross-up), pension benefits, business club memberships (including tax gross-up), home security (including tax gross-up), financial planning, and (following termination of his employment for any reason other than cause and only for so long as he fulfills certain non-competition and non-solicitation covenants) payment of reasonable costs for continued financial planning, a private office, an executive assistant and certain office equipment and services for the rest of his life.

        If Mr. Notebaert is terminated without cause, resigns for constructive discharge, or is notified by us of our decision not to renew the agreement upon any expiration date, he is entitled to receive a pro-rated annual bonus for the year of termination and the sum of two years' base salary and annual bonus at the then-current rate. However, if such termination, resignation or notification of non-renewal occurs within two years after a change in control, Mr. Notebaert is entitled to receive (i) pension benefits calculated as if he had two additional years of service at his then-current rate and were two years older and (ii) a pro-rated annual bonus for the year of termination and the sum of three years' base salary and annual bonus at the then-current rate. Mr. Notebaert is also entitled to reimbursement for any excise taxes to which he may be subject in connection with amounts or benefits he receives under the agreement. We have agreed to indemnify Mr. Notebaert against all liabilities and expenses incurred in any proceeding, and to reimburse reasonable expenses incurred by Mr. Notebaert in the defense of or participation in any proceeding, to which Mr. Notebaert is a party because of his service to us.

        Mr. Notebaert has agreed that for two years following the termination of his employment for any reason, he will not directly or indirectly (i) engage in any business which is in direct competition with our business or any of our subsidiaries in the telecommunications business, (ii) hire any person who was employed by us or our subsidiaries or affiliates in a non-clerical professional position within the six month period preceding the date of hire or (iii) solicit any person doing business with us or our subsidiaries or affiliates to terminate such relationship.

        Oren G. Shaffer.    The terms of Mr. Shaffer's employment are governed by an employment agreement dated as of May 14, 2003. The agreement provides for Mr. Shaffer's employment as Vice Chairman and Chief Financial Officer of Qwest. The term of the agreement is for two years beginning on July 8, 2002 and will be automatically extended by twelve months on the first anniversary of July 8, 2002 and on each anniversary thereafter unless one party provides at least 90 days' written notice of non-renewal to the other. The agreement provides for a base salary of $800,000 per year, subject to increase (but not decrease) on an annual basis by the Compensation and Human Resources Committee. Pursuant to the agreement, Mr. Shaffer's target bonus will not be less than 150% of his base salary for the year, provided that we achieve the applicable financial and strategic objectives established for that year, and he was entitled to a minimum bonus of $600,000 for 2002 and $600,000 for the first six months of 2003. Mr. Shaffer received non-qualified options to purchase 2,000,000 shares of our common stock at an exercise price of $2.10 per share on July 8, 2002. The option award will vest in four equal installments on each of the first four anniversaries of the award. To the extent not fully vested, on the earliest of a change in control, Mr. Shaffer's termination by reason of his death or disability, termination of his employment by us without cause, a constructive discharge of Mr. Shaffer, or non renewal by us of the agreement on any renewal date, all outstanding options and restricted stock will vest immediately. The definitions of change in control, cause and constructive discharge are identical to those in Mr. Notebaert's agreement. Mr. Shaffer is also entitled under the agreement to be provided with health and other employee benefits, fringe benefits and perquisites on the same basis as provided to our other senior executives. Mr. Shaffer's benefits also include reimbursement for expenses related to the negotiation of the agreement (including tax gross-up), pension benefits and (following termination of his employment for any reason other than cause) payment of reasonable costs for a private office, executive assistant and certain office equipment and services for a period of five years.

        If Mr. Shaffer is terminated without cause, resigns for constructive discharge, or is notified by us of our decision not to renew the agreement upon any expiration date, he is entitled to receive a pro-rated annual bonus for the year of termination and the sum of two years' base salary and annual bonus at the then-current rate. However, if such termination, resignation or notification of non-renewal occurs within two years after a change in control, Mr. Shaffer is entitled to receive (i) pension benefits calculated as if he had two additional years of service at his then-current rate and were two years older and (ii) a pro-rated annual bonus for the year of termination and the sum of three years' base salary and annual bonus at the then-current rate. Mr. Shaffer is also entitled to reimbursement for any excise taxes to which he may be subject in connection with amounts or benefits he receives under the agreement. We have agreed to indemnify Mr. Shaffer against all liabilities and expenses incurred in any proceeding, and to reimburse reasonable expenses incurred by Mr. Shaffer in the defense of or participation in any proceeding, to which Mr. Shaffer is a party because of his service to us.

        Mr. Shaffer has agreed that for two years following the termination of his employment for any reason, he will not directly or indirectly (i) engage in any business which is in direct competition with our business or any of our subsidiaries in the telecommunications business, (ii) hire any person who was employed by us or our subsidiaries or affiliates in a non-clerical professional position within the six month period preceding the date of hire or (iii) solicit any person doing business with us or our subsidiaries or affiliates to terminate such relationship.

        Clifford S. Holtz.    Mr. Holtz's current base salary is $450,000 per year, and his current target bonus is 100% of his annual base salary. Other terms of Mr. Holtz's employment are governed by a severance agreement dated July 21, 2003, which is described below under "Other Change in Control Arrangements—Severance Agreements."

        Richard N. Baer.    Mr. Baer's current base salary is $500,000 per year, and his current target bonus is 150% of his annual base salary. Other terms of Mr. Baer's employment are governed by a severance agreement dated July 21, 2003, which is described below under "Other Change in Control Arrangements—Severance Agreements." In addition, on May 8, 2002, Mr. Baer and we entered into a retention agreement that provided for cash payments, each in the amount of $308,750, to be made to Mr. Baer on May 17, 2002, December 6, 2002 and January 31, 2003, provided Mr. Baer remained employed on those dates. These payments were made to Mr. Baer on such dates.

        Paula Kruger.    Ms. Kruger's current base salary is $400,000 per year, and her current target bonus is 100% of her annual base salary. Other terms of Ms. Kruger's employment are governed by a severance agreement dated September 8, 2003, which is described below under "Other Change in Control Arrangements—Severance Agreements."

        Annette M. Jacobs.    Ms. Jacobs served as our Executive Vice President, Consumer Markets until her resignation on September 5, 2003. Prior to her resignation, Ms. Jacobs' base salary was $450,000 per year, and her target bonus was 100% of her annual base salary. In connection with her resignation, Ms. Jacobs and we entered into a Severance Agreement and General Release dated as of September 17, 2003. Pursuant to this agreement, we paid Ms. Jacobs severance of $675,000 and a gross bonus amount of $336,575. In addition, we paid Ms. Jacobs $183,750 to compensate her for her inability to exercise 87,500 vested stock options with an exercise price of $2.10 during the 90 day period following her resignation. In exchange for this payment, these vested options were cancelled. Ms. Jacobs has also agreed that, for one year after her resignation, she will not alone or with others (i) compete with us anywhere in the United States where we do business, (ii) solicit any of our employees to leave our employment, and (iii) disclose or use any of our confidential information or trade secrets.

Other Change in Control Arrangements

        Equity Incentive Plan.    Unless otherwise provided by the Compensation and Human Resources Committee at the time an award is granted, our Equity Incentive Plan provides that, on a "change in control," all awards granted under the Equity Incentive Plan will vest immediately. For this purpose, a "change in control" will be deemed to occur if either (1) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz, or a trustee or other fiduciary holding securities under an employee benefit plan of Qwest, acquires beneficial ownership of 50% or more of either (A) the then outstanding shares of common stock or (B) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors or (2) at any time during any period of three consecutive years after June 23, 1997, individuals who at the beginning of such period constitute our Board of Directors (and any new director whose election by our Board of Directors or whose nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof. Options granted under the plan before June 1, 1998 were subject to a different definition of change in control that was triggered by the U S WEST merger. Options that we granted to our employees from June 1999 to September 2002 typically provide for accelerated vesting if the optionee is terminated without cause following a change in control. Since September 2002, options that we grant to our officers (vice president level and above) typically provide for accelerated vesting and an extended exercise period upon a change of control, and options that we grant to all other employees typically provide for accelerated vesting if the optionee is terminated without cause following a change in control.

        Severance Agreements.    We entered into Severance Agreements with Messrs. Baer and Holtz on July 21, 2003 and with Ms. Kruger on September 8, 2003. Pursuant to these agreements, if we terminate any of these executives without "cause" (as defined below), the executive is entitled to receive a severance amount equal to one-and-one-half times the executive's highest annual base salary in effect during the preceding 12 months, payable over an 18-month period. In addition, if at the end of the 18-month period the executive has not breached or threatened to breach any part of the agreement, the executive will also receive a lump-sum payment equal to one-and-one half times the executive's highest target annual bonus in effect during the 12 months preceding the termination. If we terminate the executive without cause, or the executive terminates his or her employment with "good reason" (as defined below), in either case within two years following a "change in control" as defined in our Equity Incentive Plan, the executive will receive a severance payment equal to three times the executive's annual base salary in effect at the time of termination (or at the change in control, if greater), plus three times the executive's target annual bonus in effect at the time of termination (or at the change in control, if greater), plus a prorated bonus for the portion of the bonus payment measurement period during which the executive was employed prior to the termination. For the purposes of the severance agreements, "cause" means (1) commission of an act of dishonesty, fraud, misrepresentation or other act of moral turpitude that would reflect negatively upon us or compromise the performance of the executive's duties, (2) unlawful conduct resulting in material injury to us, (3) conviction of a felony or misdemeanor involving moral turpitude, (4) continued failure to perform the executive's duties, or (5) willful violation of our code of conduct or other policies resulting in injury to us; and "good reason" means (i) a reduction of the executive's compensation, (ii) a material reduction of the executive's responsibilities, (iii) our material breach of the agreement, (iv) our failure to obtain the agreement of any successor to honor the terms of the agreement, or (v) a requirement that the executive's primary work location be moved to a location more than 35 miles from the executive's prior primary work location.

        In order to receive any severance payment, the executive must execute a full waiver and release agreement with us. The waiver agreement contains a provision requiring the executive to pay back to us any severance received by the executive if after the payments are made it is determined that the executive engaged in conduct constituting "cause" while employed by us. Under the agreements, in the event of a covered termination we will also be required to pay the executive's premiums for continuing health care coverage under COBRA for up to 18 months, plus an amount necessary to cover any excise taxes to which the executive might become subject as a result of the above benefits. The agreements prohibit the executive from disclosing or making use of our confidential information after a termination of employment, and from competing against us for 18 months, or inducing any of our employees from leaving our employment for twelve months, after such termination.

Compensation and Human Resources Committee Report on Executive Compensation

        This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

General

        Phillip F. Anschutz, Thomas J. Donohue, Jordan L. Haines, Frank P. Popoff (Chairman) and Craig D. Slater presently serve on the Compensation and Human Resources Committee. Each member of the Committee is an independent director under Qwest's Guidelines on Significant Governance Issues.

Compensation Philosophy

        Under the supervision of the Committee, Qwest has developed and implemented compensation policies, plans and programs that seek to attract and retain qualified and talented employees and enhance the profitability of Qwest while passing the scrutiny of our key audiences—customers, employees, stockholders, suppliers, and the public.

        In furtherance of these goals and in addition to benefit plans available to employees generally, Qwest's executive compensation policies, plans and programs consist of base salary, annual incentive compensation, annual stock option grant, annual perquisite allowance, a non-qualified deferred compensation plan and a non-qualified pension plan.

        The Committee seeks to set executive compensation at appropriate and competitive levels. In this regard, the Committee relies on market data provided by surveys conducted by external compensation consultants. The Committee's philosophy is that base salary and target total compensation (including at-risk, annual performance based pay and equity-based incentives) should be targeted generally at 50th percentile for meeting performance expectations. Additionally, the Committee believes that annual performance-based compensation should be based upon Qwest's financial performance relative to pre-established specific targets, and that long-term equity-based incentive compensation should directly align with the value created for stockholders.

Base Salary

        Executive employee salaries are managed with a market based salary structure. Determination of appropriate compensation is based on level of responsibility, scope and impact of decision-making, and internal and external comparability. For purposes of comparability and competitive market pricing, Qwest utilizes annual executive compensation salary surveys prepared by nationally recognized independent compensation consulting firms. These surveys encompass telecommunications and related industries, as well as surveys of companies of similar size in other industries.

        Executive salary reviews generally are conducted within a twelve month cycle. Base salary adjustments may occur at the time of such reviews and depend upon individual performance results, changes in job responsibilities, competitive forces, and/or the overall financial condition of Qwest. Mr. Notebaert's salary was set at $1.1 million as of June 17, 2002, his date of hire, and was not adjusted in 2003.

Incentive Compensation

        During 2003, executive employees participated in an annual incentive plan. This annual incentive plan was based on the overall performance of Qwest, the performance of a business unit, and individual performance. The purpose of this incentive was to tie a significant portion of annual pay directly to key financial and customer service results for 2003. The pre-established targets were attained; and, therefore, incentive payments were paid under this plan. Mr. Notebaert received $2.1 million under the plan for 2003. Mr. Notebaert also received a payment of $825,000 in June of 2003 in fulfillment of his employment agreement.

Stock Options and Stock Grants

        This long term incentive compensation opportunity is provided through the Equity Incentive Plan. Annually, the Committee reviews and approves individual stock option grants for key executive officers, generally the Chief Executive Officer and his direct reports. The amount of each executive's stock option grant, including the grant to the Chief Executive Officer, is determined by the Committee based upon market data, the executive's individual performance evaluation for the prior year, the executive's base salary, and the Committee's appraisal of the executive's anticipated long term future contribution to Qwest. The Committee approved an annual grant of 1.925 million options granted on March 5, 2004. This grant vests incrementally over four years. The Committee believes this grant is consistent with the average grants made to peer company CEOs as determined by market survey data.

Other Compensation

        The Committee believes that the compensation paid or payable pursuant to Qwest's annual perquisite allowance, non-qualified deferred compensation plan, non-qualified pension plan, and the benefit plans available to all employees generally is competitive with the benefit packages offered by comparable employers. From time to time, Qwest obtains data to ensure that such benefit plans and programs remain competitive and reviews that data with the Committee.

Deductibility of Compensation

        The Committee has carefully considered Section 162(m) of the Internal Revenue Code and believes Qwest's pay-for-performance practices ensure that executive compensation is strongly tied to performance. The Committee believes it is in the best interests of Qwest and its stockholders to comply with the tax law while still preserving the flexibility to reward executives consistent with Qwest's pay philosophy for each compensation element. The Committee is obligated to the Board and stockholders of Qwest to recognize and reward performance that increases the value of Qwest. Accordingly, the Committee will exercise discretion in those instances where tax law considerations would compromise the interests of the stockholder.

Conclusion

        It is the opinion of the Committee that Qwest's executive compensation strategy aligns Qwest's executive compensation practices with corporate performance and the best interests of stockholders by ensuring the continuity and ongoing development of a strong leadership team fully aligned with our stockholders. We trust this letter and the accompanying tables and graphs will help you understand further Qwest's compensation philosophy, programs, and actions.

Philip F. Anschutz
Thomas J. Donohue
Jordan L. Haines
Frank P. Popoff, Chairman
Craig D. Slater

Performance Measurement Comparison

        The following graph compares the cumulative total stockholder return of our shares of common stock from December 31, 1998 to December 31, 2003, against the cumulative total stockholder return of (1) the Standard & Poor's 500 Composite Stock Price Index, (2) the New York Stock Exchange Composite Index, and (3) the S&P 500 Integrated Telecommunications Services Index (which, at December 31, 2003, consisted of us, ALLTEL Corporation, AT&T Corporation, BellSouth Corporation, Century Telecommunications, Inc., Citizens Communications Company, SBC Communications Inc., Sprint Corporation and Verizon Communications Inc. All values assume that $100 was invested on December 31, 1998 in our common stock and each applicable index and all dividends were reinvested.

        This performance graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or under the Security Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed "soliciting material" or be deemed "filed" under either such Acts.

CUMULATIVE TOTAL STOCKHOLDER RETURN
(Dividends reinvested monthly)

Company/Index	12/98	12/99	12/00	12/01	12/02	12/03
Qwest Communications International Inc.	$100.00	$172.00	$163.50	$56.60	$20.03	$17.30
S&P 500 Index	$100.00	$121.04	$110.02	$96.95	$75.52	$97.18
New York Stock Exchange Composite Index	$100.00	$109.15	$110.25	$98.99	$79.37	$102.60
S&P 500 Integrated Telecommunications Services Index	$100.00	$108.26	$69.80	$63.22	$43.97	$43.87

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation and Human Resources Committee consisted of Philip F. Anschutz, Thomas J. Donohue, Jordan L. Haines, Frank P. Popoff and Craig D. Slater during 2003. Mr. Popoff (and Mr. Haines until May 2003) acted as a separate subcommittee of the Compensation and Human Resources Committee that generally considered matters relating to compensation and perquisites that were referred or delegated to it by the Compensation and Human Resources Committee. No member of the Compensation and Human Resources Committee of our Board has been an officer or employee of Qwest or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or the Compensation and Human Resources Committee of our Board.

        Mr. Anschutz is Chairman and Chief Executive Officer of Anschutz Company, our largest stockholder. Mr. Slater is the Executive Vice President of Anschutz Company. Mr. Harvey is the President and Chief Operating Officer of Anschutz Company. Certain transactions and relationships that took place or existed in 2003 between us and Anschutz Company or its affiliates are described below. You can find information about transactions and relationships that took place or existed prior to 2003 in our previous filings with the SEC.

        We rent one of our corporate offices in Denver, Colorado at prevailing market rates from an entity associated with Mr. Anschutz and Anschutz Company. During 2003, we paid this entity approximately $2.7 million for rent and related operating expenses. During 2003, various entities associated with Mr. Anschutz and Anschutz Company paid us at prevailing market rates approximately $3.6 million for telecommunications and related services. In January 2004, we entered into an additional sales agreement with an entity associated with Mr. Anschutz and Anschutz Company pursuant to which we will provide to such entity approximately $3 million in additional telecommunications and related services at prevailing market rates over the next two years.

        In April 1999, we entered into a registration rights agreement with Anschutz Company generally covering all of the shares owned by Anschutz Company and one of its affiliates. The agreement provides for eight demand registrations and unlimited piggyback registrations. Demand registrations must cover at least 5 million shares.

        In October 1999, we and Anschutz Digital Media, Inc. ("ADMI"), a subsidiary of Anschutz Company, formed a joint venture called Qwest Digital Media, LLC ("QDM"), which provided advanced digital production, post-production and transmission facilities; digital media storage and distribution services; telephony based data storage; and enhanced access and routing services. At inception, we and ADMI each owned 50% equity and voting interest in QDM. In June 2000, we acquired an additional 25% interest in QDM directly from ADMI. Following this transaction, we owned a 75% economic interest and 50% voting interest in QDM, and ADMI owned the remaining 25% economic interest and 50% voting interest. Prior to 2003, in connection with the operation and subsequent shutdown of QDM's business, ADMI and we made several loans to QDM approximately in accordance with our respective economic interests in QDM. As of December 31, 2003, the aggregate principal balance and accrued interest outstanding on loans to QDM from ADMI and us was $4.4 million and $12.3 million, respectively. We and ADMI have each written off all outstanding balances on such loans made to QDM. In addition, during 2003, ADMI and we received capital distributions from QDM in proportion to our respective economic interests of 25% and 75%.

        In September 2001, Anschutz Entertainment Group, Inc., an affiliate of Anschutz Company, purchased furniture and equipment from QDM for $3.4 million in cash, a 3-year $600,000, non-interest bearing note and the assumption of approximately $1.7 million in future lease payment obligations. During 2003, Anschutz Entertainment Group, Inc. made payments on the note aggregating $400,000 as a result of which the note is paid in full.

        In October 1999, we agreed to purchase certain telephony related assets and all of the stock of Precision Systems, Inc., a telecommunications solutions provider, from ADMI in exchange for a promissory note in the amount of $34 million. The note bears interest at 6% annually with semi-annual interest payments and annual principal payments due through 2008. During 2003, we paid $4.0 million in interest and $3.4 million in principal on the note. At December 31, 2003, the outstanding accrued interest on the note was approximately $350,000, and the outstanding principal balance on the note was approximately $30.3 million.

        We are a party to a tax sharing agreement with the Anschutz Company with respect to federal and state income taxes attributable to periods prior to June 1998 and during which we were included in Anschutz Company's consolidated tax returns. During 2003, we incurred approximately $227,000 in legal fees and expenses in connection with litigation currently pending in the United States Tax Court against the Anschutz Company concerning tax liabilities for the 1994 through 1996 fiscal years. We have assumed responsibility for the defense of this action because the matters at issue relate solely to our operations and the outcome of the litigation could affect our tax liability with respect to subsequent tax years.

        Mr. Donohue is the President and Chief Executive Officer of the U.S. Chamber of Commerce, a business federation located in Washington D.C. In December 2003, we contributed $100,000 to the U.S. Chamber of Commerce.

AUDIT COMMITTEE REPORT

        This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

        Our Audit Committee is composed of six independent directors, as defined under New York Stock Exchange rules: Linda G. Alvarado; Charles L. Biggs; K. Dane Brooksher; Jordan L. Haines; Peter S. Hellman (Chairman); and W. Thomas Stephens. Messrs. Biggs and Brooksher became members of the Audit Committee on April 1, 2004. The Audit Committee's current written charter was adopted by our Board on May 15, 2003 and amended on February 19, 2004. The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the independent public accountants for the purpose of preparing or issuing an audit report or related work.

        Management is responsible for Qwest's financial statements, internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent accountants included in their report on Qwest's financial statements. Furthermore, the Audit Committee's considerations and discussions with management and the independent accountants do not assure that Qwest's financial statements are presented in accordance with generally accepted accounting principles, that the audit of Qwest's financial statements has been carried out in accordance with generally accepted auditing standards, or that the independent accountants are in fact "independent."

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications). Our independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the above-mentioned reviews and discussions and the report of the independent accountants to the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee, exercising its business judgment, recommended to our Board on March 10, 2004 that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Audit Committee*

  Linda G. Alvarado
  Jordan L. Haines
  Peter S. Hellman, Chairman
  W. Thomas Stephens

*
Messrs. Biggs and Brooksher became members of the Audit Committee after the date on which the Audit Committee approved this report.

PROPOSAL NO. 2

DIRECTORS' PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND TO ALLOW FOR THE REMOVAL OF DIRECTORS WITHOUT CAUSE

        At our 2003 Annual Meeting, at the recommendation of the Board, stockholders overwhelmingly approved a stockholder proposal to eliminate the classified structure of our Board. The Board had agreed that it would present a proposal to eliminate the classification of directors at the 2004 Annual Meeting if the stockholder proposal presented at the 2003 Annual Meeting was approved. Our Board of Directors is therefore presenting and recommending that you vote FOR this proposal.

        Article 6 of our Restated Certificate of Incorporation currently provides that the Board be divided into three classes, with members of each class serving three-year terms. In addition, Article 6 provides that, generally, directors can be removed from the Board only for cause by the holders of at least 80 percent of the voting power of our outstanding capital stock. Under Delaware corporate law, stockholders may be limited to removing directors only for cause, but only if the company has a classified board. For Delaware corporations without a classified board, the holders of a percentage of voting stock specified in the certificate of incorporation are entitled to remove directors with or without cause. Accordingly, while we are proposing to amend our Restated Certificate of Incorporation to eliminate our classified Board, we are also proposing to amend our Restated Certificate of Incorporation to eliminate the provision that allows stockholders to remove directors only for cause. Under Delaware law, directors cannot be removed by other directors, and the proposed amendment will not change this. To implement an annual election of directors and to change the manner in which directors can be removed from the Board, our Restated Certificate of Incorporation must be amended.

This amendment requires approval by the affirmative vote of at least 80 percent of the outstanding shares of our capital stock as of the Record Date.

        The Board has unanimously adopted resolutions, subject to stockholder approval, approving and declaring the advisability of an amendment to Article 6 of our Restated Certificate of Incorporation to declassify the Board of Directors and to allow the holders of 80% or more of the voting power of our outstanding capital stock to remove a director with or without cause. The proposal would allow for the annual election of directors in the manner described below. The Board currently consists of 13 directors and will be reduced to 12 directors following Mr. Haines' retirement from the Board after the annual meeting.. The proposal would not change the present number of directors and the directors will retain the authority to change that number and to fill any vacancies or newly created directorships.

        If the proposed amendment is approved by our stockholders, it will not shorten the current terms of directors serving at the time of the amendment, including those elected at the 2004 Annual Meeting. However, all future elections of directors would be for terms of one year, and any director appointed to the Board as a result of a newly created directorship or to fill a vacancy on the Board would hold office until the next annual meeting. In addition, holders of 80% or more of our outstanding capital stock would be entitled to remove directors with or without cause. The Board has already approved amendments to our Amended and Restated Bylaws that, upon approval of this proposal, would make them consistent with the amendment to the Restated Certificate of Incorporation contained in Annex B.

Recommendation of the Board of Directors

        The Board of Directors recommends that you vote FOR the amendment to our Restated Certificate of Incorporation. Proxies will be voted for this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 3
STOCKHOLDER PROPOSAL

        The California State Teachers' Retirement System, 7667 Folsom Boulevard, Sacramento, California 95851, which is the record holder of 4,484,020 shares of Qwest's common stock, has given notice of its intention to present a proposal at the 2004 Annual Meeting. The proposal and the proponent's supporting statement appear below in italics.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management's Statement below.

        "RESOLVED, that the shareholders of Qwest Communications International (the Company) urge the Board of Directors to amend the bylaws to require that an independent director who is not serving (or has not served) as Chief Executive Officer (CEO) of the Company shall serve as Chair of the Board of Directors."

Supporting Statement

        The most important function of the Board of Directors is to protect shareholders' interests by providing independent oversight of management, including the CEO. We believe that such oversight is critical in light of the performance of Qwest's stock and the operation of the Company under its former Chairman and CEO. In view of the financial and strategic questions still surrounding the Company, we believe that a separation of the roles of Chair and CEO will promote greater management accountability and transparency for investors. The Conference Board Commission on Public Trust and Private Enterprise notes that the separation of the roles of the Chair and CEO was one of the principal approaches that should be taken to provide the "appropriate balance' between board and management: "The roles would be performed by two separate individuals...the Chair would be one of the independent directors."*

        The Qwest Board continues to face challenges in its oversight of the Company's management and strategic direction. We believe that an independent Chair will strengthen the Board's integrity.

We urge you to vote FOR this resolution.

*
The Conference Board Commission on Public Trust and Private Enterprise, Part 2: Corporate Governance, Released on January 9, 2003

Management's Statement AGAINST Stockholder Proposal

        The Board strongly endorses the view that one of its primary functions is to protect stockholders' interests by providing independent oversight of management, including the CEO. However, the Board does not believe that mandating a separation of the positions of Chairman and CEO is either necessary or desirable to achieve effective oversight. Twelve of the thirteen current directors have been determined to be independent of management, and the Chairman has no greater or lesser vote on matters considered by the Board. Furthermore, in connection with the pending settlement of litigation that remains subject to court approval, the Board intends to appoint a Lead Independent Director. Among other responsibilities, the Lead Independent Director will preside over regular meetings of the non-employee directors. Adoption of the Lead Independent Director concept can permit us to realize whatever benefit there is to be gained from having a designated leader of the Board who is independent of management. In the same pending settlement agreement, the Board has also agreed that at least two-thirds of its members must be independent under the rules of the New York Stock Exchange. Finally, there is a benefit to having Mr. Notebaert serve as both Chairman and CEO. As the individual with primary responsibility for managing Qwest's business from day to day, he is best positioned to chair regular Board meetings and ensure that key business issues are brought to the Board's attention. Recognizing this benefit, the Board authorized an employment agreement with Mr. Notebaert pursuant to which Mr. Notebaert is entitled to be named the Chairman as well as the CEO of Qwest.

        For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL

        Hazel A. Floyd, 4660 Newton Street, Denver, Colorado 80211, who owns 1,050 shares of Qwest's common stock; Jaclyn J. Prokesh, 625 South Alton Way 5D, Denver, Colorado 80247-1757, who owns 1,967 shares of Qwest's common stock; and Richard M. Schneider, 14121 W. 72nd Avenue, Arvada, Colorado 80005, who owns 300 shares of Qwest's common stock, have given notice of their intention to present a proposal at the 2004 Annual Meeting. The proposal and the proponents' supporting statement appear below in italics.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management's Statement below.

        RESOLVED:    The shareholders of Qwest urge our Board of Directors to seek shareholder approval of any extraordinary benefits for senior executives under Qwest's non-qualified pension plan, or any other supplemental executive retirement plan ("SERP"), and to do so in a manner that does not breach any existing employment agreement or vested pension benefit.

        For this resolution, "SERP" refers to any plan that supplements the Qwest Pension Plan with benefits above the compensation limits set by the Internal Revenue Code. "Extraordinary benefit" refers to preferential benefit formulas not provided under the Company's qualified pension plan, or to pension benefits not normally made available to other management employees.

        SUPPORTING STATEMENT:    Companies typically establish SERPs to provide pension benefits that exceed the IRS limitations on benefits that can be paid from tax-qualified pension plans. According to Qwest's 2003 proxy, the Company has established a SERP that applies a more generous rate-of-return to the pension account balances of senior executive officers. In addition, Qwest's two highest-paid executives receive another pension benefit that guarantees them the extraordinary SERP benefits they would have earned had they stayed with their previous employer.

        According to Qwest's 2003 proxy statement, an amount equal to 3% of each officer's eligible pay (salary plus bonus) is "credited to a hypothetical account balance." At the end of each year, this account balance is first credited with a rate of interest equal to the average 30-year Treasury bond rate. The account balance is then credited with "an additional interest credit" if the "cumulative rate of appreciation in the price of [Qwest's] common stock" is greater than the Treasury bond rate.

        While this variable credit is potentially far more generous than the formulas that apply to the Company's regular employee and management pension plans, the additional SERP benefits guaranteed to CEO Notebaert and to CFO Shaffer are in a different league altogether. Notebaert and Shaffer are eligible to receive millions of dollars in additional pension payouts based on applying the SERP formulas that were in place at their previous employer, SBC Communications. Notebaert and Shaffer would accumulate an estimated lump sum pension payout under this provision of $13 million and $3.3 million, respectively, assuming they remain at Qwest until age 65.

        In addition to the tremendous disparity and substantial cost of this senior executive benefit, guaranteeing the CEO and CFO the same extraordinary SERP formula they would have received at SBC does nothing, in our view, to align management incentives with shareholder interests.

        Last year a resolution seeking shareholder approval of future "golden parachute" severance agreements was supported by the Board and received nearly 97% of the shares voted. We believe the award of extraordinary pension benefits should likewise be submitted for shareholder approval, as part of a "checks and balances" system to ensure reasonable SERP formulas for future agreements.

        Because it is not always practical to obtain prior shareholder approval, the Company would have the option of seeking approval after the material terms of the executive's employment agreement are agreed upon.

        Please VOTE FOR this proposal.

Management's Statement AGAINST Stockholder Proposal

        Qwest believes that approval of this proposal would put it at a significant competitive disadvantage and would therefore be detrimental to the interests of our stockholders. The Board believes that it is important that executive compensation be competitive with that of our competitors and with companies of similar size across all industries. The Board oversees the compensation arrangements for Qwest's executive officers, primarily through the Compensation and Human Resources Committee, which the Board has determined consists entirely of independent directors. The Board recognizes its responsibility to make executive compensation decisions in a manner it believes to be in the best interest of Qwest and its stockholders. In order to attract, retain and reward executives in a competitive business environment, it is critical that Qwest retain the flexibility to design, without delay, employment arrangements that address the specific facts and circumstances of each executive's situation. This flexibility would be substantially undermined by a requirement for stockholder approval.

        The Board believes that the award to certain key executives of preferential benefit formulas, when used judiciously under appropriate circumstances, promotes stockholders' interests by enabling Qwest to recruit and retain the most qualified executive officers. Qwest does not enter into these arrangements on a routine basis or with large numbers of executives. Owing to the market competition for qualified executives, Qwest must have the ability to offer competitive employment packages to motivate valuable executives to relocate to Qwest, particularly when to do so would require the executive to forfeit substantial retirement benefits that he or she accrued elsewhere. Although the proposal states that stockholder approval can be obtained after the material terms of benefits are agreed upon, this solution is not practical. Adoption of the proposal would lead to Qwest's having either to incur significant time and expense to convene a special stockholders meeting for the sole purpose of voting on this type of arrangement or delay finalizing a prospective executive's compensation package until after its approval at the annual stockholders' meeting. In either case, Qwest would be at a significant competitive disadvantage in attracting qualified executives who decline to be subject to the uncertainty created by the stockholder approval requirement.

        For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 5
STOCKHOLDER PROPOSAL

        Eldon H. Graham, 13629 SE 20th Street, Bellevue, Washington 98005, who owns 2,421 shares of Qwest's common stock, and Howard Rickman, 13364 SW Havencrest Street, Beaverton, Oregon 97005, who owns 2,500 shares of Qwest's common stock, have given notice of their intention to present a proposal at the 2004 Annual Meeting. The proposal and the proponents' supporting statement appear below in italics.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management's Statement below.

        RESOLVED:    The shareholders urge the Board of Directors to amend Qwest's corporate governance guidelines to provide that the Board shall nominate director candidates such that, if elected, a two-thirds majority of directors would be independent.

        For this purpose, the definition of "independent" should be no less strict than the standard adopted by the Council of Institutional Investors, an association of pension funds with assets over $1 trillion.

        Generally, the CII does not view an outside director as "independent" if, during the past five years, the director has been employed by:

  the company or an affiliate;

  a company-paid advisor or consultant;

  a significant supplier, customer or business partner;

  a nonprofit that receives significant grants from the company;

  a firm whose board includes an executive officer of the company.

SUPPORTING STATEMENT

        Among institutional investors there is widespread consensus that a substantial majority of truly independent directors (not merely outside directors) is critical to ensure management accountability to shareholders.

        In our view, at least 7 of Qwest's outside directors (60%) have or recently had non-trivial financial relationships with the Company.

        Board independence is particularly critical at Qwest, we believe, because three directors represent the interests of the Company's largest stockholder—Phillip Anschutz. Anschutz, who controls 17% of the outstanding shares, and his two employees—Qwest directors Slater and Harvey—are officers of the Anschutz Companies, which engage in joint ventures with Qwest and receive millions of dollars annually in rents and fees from Qwest.

        The lack of independence extends beyond Anschutz Company directors, we believe. After the onset of the Qwest accounting scandals, Business Week reported that director W. Thomas Stephens, then-chairman of the Audit Committee, "has a potential conflict of interest that has never been disclosed." Just months after Stephens stepped down as Chairman of Mail-Well Inc., the printing company received in 2001 a multi-year, multimillion contract from Qwest. ("A Case of Conflicts at Qwest," April 22, 2002).

        In addition to CEO Notebaert, we believe the following directors are not independent:

  •
  Director Stephens, in addition to the Mail-Well transaction, is deputy chairman of a Canadian paper company that Qwest paid $47 million from 2000 through 2002;

  •
  Director Alvarado owns a construction company paid at least $1.3 million by Qwest since 2000;

  •
  Director Anschutz owns Anschutz Company, which received $6.5 million in rent and other fees from Qwest in 2002 and engages in joint ventures with Qwest;

  •
  Director Harvey is President and COO of Anschutz Company;

  •
  Director Slater is Executive Vice President of Anschutz Company;

        Two additional outside directors—Khosla and Barrett—are officers of companies that take positions (including control positions) in companies with which Qwest does business.

        Although Qwest claims a majority is independent under NYSE's new minimum listing standard, we believe a stricter standard should apply. In our opinion, Qwest's governance guidelines are inadequate if they allow the Board to nominate a majority of directors with financial relationships or interests in Qwest different from the interests of shareholders generally.

        Please VOTE FOR this resolution.

Management's Statement AGAINST Stockholder Proposal

        If Qwest were to adopt the policy described in this proposal, Qwest believes it would be placed at a competitive disadvantage. Many highly qualified candidates would be disqualified simply because they or an entity with which they are affiliated had even an insignificant commercial relationship with Qwest. It is important to note that the director independence rules of the NYSE do not define "independence" in a manner that precludes all commercial relationships. The NYSE's director independence rules were developed during a long period of deliberation, during which many parties, including the SEC, provided input. These rules make it clear that the test for independence should be "independence from management" as determined by a board of directors, not a prohibition on any commercial relationships.

        In February 2004, the Board revised Qwest's Guidelines on Significant Governance Issues. The Guidelines were revised to be fully consistent with the director independence rules of the NYSE, which require that a majority of a listed company's board of directors consist of independent directors, and that each member of a listed company's audit, compensation and nominating committees be independent. Qwest's Board complies with these rules, and the Board has determined that each of its non-employee directors is independent. In connection with the pending settlement of litigation that remains subject to court approval, the Board has even agreed to go beyond the NYSE's rules, and is requiring that at least two-thirds of our directors be independent under the NYSE's standards.

        The Board believes that it has adopted high standards for director independence, and that its standards are consistent with the standards that apply to companies listed on the NYSE. Regardless of the set of rules one chooses to measure independence, the Board believes that the independence of its non-employee directors from management is unassailable, and it strongly disagrees with the proponents' assertions that certain directors are less than "truly independent." As a result, we are recommending that our stockholders vote against this proposal.

        For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

INDEPENDENT AUDITOR

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        Prior to May 29, 2002, we had not engaged independent auditors for 2002. Based on the recommendation of the Audit Committee of our Board of Directors, on May 29, 2002 our Board of Directors decided, effective immediately, not to re-engage Arthur Andersen LLP ("Andersen") as our independent auditor.

        Effective May 29, 2002, our Board of Directors engaged KPMG LLP to serve as our independent auditor.

        Andersen's reports on our consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and through May 29, 2002, there were (1) no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on our consolidated financial statements, and (2) no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        During the years ended December 31, 2001 and 2000 and prior to May 29, 2002, we did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        Following our decision not to re-engage Andersen and the engagement of KPMG, we decided to revise certain of our previous accounting practices and policies. Prior to making these revisions, we sought Andersen's input and cooperation and notified Andersen of our determinations prior to their public announcement. During August 2002, we received a letter from Andersen, indicating its disagreement with our proposed restatement to revise the accounting for: (1) contemporaneous sales and purchases of optical capacity; (2) optical capacity asset sales and (3) revenue recognition for our directory publishing business. Although we continued to seek Andersen's input following Andersen's letter as we made further determinations about the restatement of these and other issues, we have not responded to the August correspondence from Andersen. Following our notification to Andersen of certain restatement issues we contemplated discussing with the staff of the SEC, during February 2003, we received a second letter from Andersen indicating it had not received a response to its positions, noting Andersen's continued disagreement with our proposed restatement for the items listed above and expressing Andersen's disagreement with the other restatement issues that we had identified. Andersen has not withdrawn its previously issued opinion related to our financial statements for the three years ended December 31, 2001.

        A representative of KPMG is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

        The Audit Committee of our Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent public accountant. Pursuant to the Audit Committee's charter, which was amended and restated on May 8, 2003 and further amended on February 19, 2004, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditor. The approval may be given as part of the Audit Committee's approval of the scope of the engagement of our independent auditor or on an individual basis. The pre-approval of non-audit services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at the next meeting following the approval. Our independent auditor may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act.

Fees Paid to the Independent Auditor

        The Audit Committee of our Board of Directors intends to appoint an independent auditor for the fiscal year ended December 31, 2004 at its April 2004 meeting. The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by KPMG for the fiscal years ended December 31, 2003 and 2002 included in our Form 10-K, are set forth in the table below. These amounts do not include approximately $4.2 million of fees billed to us by Arthur Andersen, our former independent auditor, in 2002 related to audit and non-audit services.

	2003	2002
	(Dollars in thousands)
Audit fees	$9,332	$23,310
Audit-related fees	6,174	5,082
Tax fees	731	—

Subtotal	16,237	28,392
All other fees	963	—

Total fees	$17,200	$28,392

        For purposes of the preceding table, the professional fees are classified as follows:

  •
  Audit Fees—These are fees for professional services billed for the audit of the consolidated financial statements included in our Form 10-K filings, the review of consolidated financial statements included in our Form 10-Q filings, comfort letters, consents and assistance with and review of documents filed with the SEC. The fees in the 2003 column include amounts billed to us through the date of this proxy statement for the year ended December 31, 2003 and the fees in the 2002 column include amounts billed to us through the date of this proxy statement for the years ended December 31, 2002, 2001 and 2000. Included in the 2002 column are fees for the audits of our 2001 and 2000 restated consolidated financial statements. In order to provide greater consistency in future reports, we have reevaluated our categorization of certain audit and audit-related fees previously reported for 2002 as more fully described below under "Audit-Related Fees".

  •
  Audit-Related Fees—These are fees for assurance and related services that traditionally are performed by our independent accountant. More specifically, these services include: statutory and regulatory filings; the audit of certain of our subsidiaries' annual financial statements; employee benefit plan audits; due diligence services related to mergers, acquisitions and dispositions; internal control reviews; attestation services that are not required by statute or regulation; and audits of the financial statements of certain of our subsidiaries required in connection with acquisitions or dispositions of such subsidiaries. Previously reported 2002 audit-related fees have been increased by approximately $1.8 million of fees previously reported as 2002 audit fees and reduced by $1.5 million of fees now reported as 2003 audit-related fees. Previously reported 2002 audit fees have also been reduced by approximately $3.9 million of fees now reported as 2003 audit-related fees.

  •
  Tax Fees—These are fees for all professional services performed by professional staff of our independent accountant's tax division except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to mergers, acquisitions and dispositions, and requests for rulings or technical advice from taxing authorities. Previously reported 2002 tax fees have been reduced by $645,000 of fees now reported as 2003 tax fees.

  •
  All Other Fees—These are fees for other permissible services performed that do not meet the above category descriptions, including assistance with the initial steps of compliance with the rules of Section 404 of the Sarbanes Oxley Act of 2002, or SOX 404, and assistance with the internal audit department's company-wide risk assessment. KPMG's assistance with the initial steps of our compliance with SOX 404 has been reviewed to ensure compliance with applicable independence rules and the rules of the SEC. Previously reported all other fees for 2002 have been reduced by $63,000 of fees now reported as all other fees for 2003.

        SEC rules effective as of May 6, 2003 require our Audit Committee to pre-approve all audit and permissible non-audit services provided by our independent auditor (with certain limited exceptions). Since the effective date of these rules, all of the services performed by KPMG described above were approved in advance by our Audit Committee.

ANNUAL REPORT ON FORM 10-K

        If you request, we will provide you with a copy of our Annual Report on Form 10-K for the 2003 fiscal year. You should send your written requests to our Corporate Secretary at Qwest Communications International Inc., 1801 California Street, Denver, Colorado 80202. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction.

OTHER MATTERS

        We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this proxy statement. If you grant a proxy, the persons named as proxy holder, Richard C. Notebaert and Richard N. Baer, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for

Class I director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

By Order of the Board of Directors

Richard N. Baer Executive Vice President, General Counsel and Corporate Secretary

Denver, Colorado
April 13, 2004

ANNEX A

CHARTER OF THE AUDIT COMMITTEE
of the
BOARD OF DIRECTORS
of
QWEST COMMUNICATIONS INTERNATIONAL INC.

1.
Purpose. The purpose of the Committee is to assist the Board of Directors (the "Board") of Qwest Communications International Inc. (the "Company") in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent public accountants' qualifications and independence, and (d) the performance of the Company's internal audit function and independent public accountants.

  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

2.
Membership. The Committee will be comprised of three or more directors. All members of the Committee will be directors who meet the independence requirements set forth in the Corporation's Guidelines on Significant Governance Issues and any additional requirements for independence or knowledge for audit committee members set forth in applicable law, including under Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3(b)(1) of the Exchange Act of 1934 and any other rules issued by the Securities and Exchange Commission (the "SEC") or the New York Stock Exchange. The members of the Committee will be appointed and removed by and serve at the discretion of the Board. The Chairperson of the Committee will be appointed by the Board. A Committee member may not simultaneously serve on the audit committee of more than two other public companies. At least one member of the Committee must qualify as an "audit committee financial expert", as described in Item 401(h) of Regulation S-K of SEC rules, and the Company must disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (the "Act") whether or not it has at least one member who is an audit committee financial expert.

3.
Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following:

3.1
Independent Public Accountants

(a)
Selection; Fees. Be solely responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and, where appropriate, terminate and replace the independent public accountants. Such independent public accountants shall report directly to and be ultimately accountable to the Committee.

(b)
Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit).

(c)
Pre-Approval of Audit and Non-Audit Services. Pre-approve all auditing services and all non-auditing services to be performed by the independent public accountants. The independent public accountants shall not be retained to perform the prohibited non-audit functions listed on Exhibit A. Such pre-approval can be given as part of the Committee's approval of the scope of the engagement of the independent public accountants or on an individual basis. The approved non-auditing services must be disclosed in the Company's periodic public reports required by Section 13(a) of the Act. The pre-approval of non-auditing services can be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next scheduled meeting.

    (d)
    Statement from Independent Public Accountants. Obtain and review from the independent public accountants at least annually a formal written statement regarding:

    (i)
    the independent public accountants' internal quality-control procedures;

    (ii)
    any material issues raised by the most recent internal quality-control review, or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountants, and any steps taken to deal with any such issues; and

    (iii)
    all relationships between the independent public accountants and the Company.

    (e)
    Discussions as to Independence. Actively engage in a dialogue with the independent public accountants with respect to any relationships or services that may impact the objectivity, or adversely affect the independence, of the independent public accountants, and if so determined by the Committee, recommend that the Board take appropriate action in response to the independent public accountants' report to satisfy itself of the independent public accountants' independence.

    (f)
    Lead Audit Partner Review, Evaluation and Rotation. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent public accountants are rotated as required by applicable law.

    (g)
    Audit Team. Review the experience and qualifications of the senior members of the independent public accountants' team. Ensure that adequate resources exist to perform the audit.

    (h)
    Hiring Policies. Set clear hiring policies for employees and former employees of the independent public accountants to assure independence as required by the NYSE and applicable law.

    (i)
    Review Problems. Regularly review with the independent public accountants any audit problems or difficulties the independent public accountants may have encountered and management's responses, including: (i) any restrictions on the scope of activities or access to required information; (ii) any significant disagreements with management; (iii) any accounting adjustments noted or proposed by the independent public accountants; (iv) any communications between the independent public accountants and their national office respecting auditing or accounting issues presented by the engagement; v) any "management" or "internal control" letter issued, or proposed to be issued, by the independent public accountants to the Company; (vi) any changes required in the planned scope of the internal audit; (vii) any recommendations made by the independent public accountants as a result of the audit; and (viii) the responsibilities, budget and staffing of the Company's internal audit functions.

    (j)
    Related Party Transactions. Review and approve all related party transactions.

  3.2
  Financial Reporting

    (a)
    Annual Financials. Review and discuss with management and the independent public accountants the Company's annual audited financial statements, (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Committee deems material prior to the public release of such information. Obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Act, as amended. Recommend to the Board whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

    (b)
    Quarterly Financials. Review and discuss with management and the independent public accountants the Company's quarterly financial statements (including the Company disclosure under Management's Discussion and Analysis of Financial Condition and Results of Operations") and the results of the independent public accountants' reviews of the quarterly financial statements), prior to the public release of such information.

    (c)
    Accounting Principles. Review with management and the independent public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent public accountants in accordance with AICPA Statement of Auditing Standards ("SAS") 61 in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of major control deficiencies.

    (d)
    Judgments. Review reports prepared by management and by the independent public accountants of significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods and off-balance-sheet structures on the Company's financial statements and a description of any transaction as to which management obtained an SAS No. 50 letter.

    (e)
    Press Releases. Discuss and review with management prior to release any earnings announcements, as well as financial information and earnings guidance provided to analysts and rating agencies.

    (f)
    Regulatory Developments. Review with management and the independent public accountants the effect of regulatory and accounting initiatives on the Company's financial statements.

  3.3
  Internal Audit and Risk Management.

  (a)
  Internal Audit. Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, and review summaries of material internal audit reports and management's responses.

  (b)
  Risk Management. Discuss policies with respect to risk assessment and risk management periodically with the management, internal auditors, and independent public accountants, and the Company's plans to monitor, control and minimize such risks and exposures.

  (c)
  Compliance Programs. Develop, monitor and reassess from time to time a Corporate Compliance Program and Code of Conduct for employees, and, to the extent not covered by the Corporate Compliance Program and Codes of Conduct, a Code of Ethics for senior financial officers, and make decisions with respect to any requested changes to or waivers of such program and codes.

    (d)
    Corporate Approvals Policy. Recommend to the Board for approval a corporate authorities/approvals policy.

  3.4
  Financial Reporting Processes.

  (a)
  Internal and External Controls. In consultation with the independent public accountants, the Company's internal auditors, and financial and accounting personnel, review the integrity, adequacy and effectiveness of the Company's accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

  (b)
  Consider Changes. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested in writing by the independent public accountants, management or the internal auditors.

  (c)
  Reporting Systems. Establish regular and separate systems of reporting to the Committee by each of (i) management, (ii) the independent public accountants and (iii) the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  (d)
  Reports. Obtain and review timely reports from the independent public accountants regarding:

  (i)
  all critical accounting policies and practices to be used by the Company;

  (ii)
  all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

  (iii)
  all other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

  3.5
  Legal and Regulatory Compliance

  (a)
  SEC Report. Prepare the annual report included in the Company's proxy statement as required by the proxy rules under the Act.

  (b)
  Reports from Others. Periodically obtain reports from management, auditors, the general counsel, tax advisors or any regulatory agency regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material impact on financial statements and the consideration of those matters in preparing the financial statements.

  (c)
  Complaints. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

  (d)
  General Counsel. Review with the general counsel legal matters that may have a material effect on the Company's financial statements or compliance policies.

  3.6
  Other

  (a)
  Recommendations; Reports. Regularly report to the Board on the Committee's activities and make appropriate recommendations.

  (b)
  Evaluation. Annually evaluate the performance of the Committee.

    (c)
    Review and Publication of Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish the Charter as required by applicable law.

4.
Meetings, Minutes, and Reports.

4.1
Executive Sessions. The Committee shall meet with the independent public accountants, internal auditors and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Committee or these groups believe should be discussed privately.

4.2
Other Meetings. Other meetings will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines, but shall meet at least quarterly. A special meeting of the Committee may be called by the Chairperson or upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company's Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

4.3
Minutes. Minutes of each meeting will be kept, which will reflect any actions taken or any directions given to management or the independent public accountants.

5.
Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee.

6.
Reliance; Experts; Cooperation; Funding.

6.1
Retention of Independent Counsel and Advisors. The Committee has the power, in its sole discretion, to retain at the Company's expense such independent counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

6.2
Reliance Permitted. The Committee will act in reliance on management, the Company's independent public accountants, internal auditors, and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

6.3
Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

6.4
Required Participation of Employees. The Committee shall have unrestricted access to the Company's employees, independent public accountants, internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee's counsel, advisors or experts.

6.5
Funding. The Committee shall determine the appropriate funding to be provided by the Company for payment of (i) compensation to the independent public accountants engaged by the Company; (ii) compensation to any advisors employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

[E N D]

EXHIBIT A

Prohibited Non-Audit Services

1.
Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.
Financial information systems design and implementation;

3.
Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.
Actuarial services;

5.
Internal audit outsourcing services;

6.
Management functions or human resources;

7.
Broker or dealer, investment advisor, or investment banking services;

8.
Legal services and expert services unrelated to the audit; and

9.
Any other services that the Public Company Accounting Oversight Board to be formed pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible.

ANNEX B

PROPOSED AMENDMENTS
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
QWEST COMMUNICATIONS INTERNATIONAL INC.
(Proposed Revised Text)

        Section 6.03.    Board of Directors.    Except with respect to directors who may be elected solely by the holders of shares of any class or series of stock having a preference over the common stock of the Corporation as to dividends or to distributions upon liquidation or dissolution and winding-up of the Corporation pursuant to the terms of Article 5 of the Certificate of Incorporation of the Corporation, at the 2005 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2006 annual meeting of stockholders (which number of directors shall be approximately one-third of the total number of directors of the corporation); at the 2006 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2007 annual meeting of stockholders (which number of directors shall be approximately two-thirds of the total number of directors of the corporation); and at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of stockholders.

        Section 6.04.    Vacancies.    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, any vacancy in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors (and not by the stockholders), by resolution adopted by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum (or by a sole remaining director); provided, however, that if not so filled, any such vacancy shall be filled by the stockholders at the next annual meeting or at a special meeting called for that purpose. Any director so appointed shall hold office until the expiration of the term of office of the director whom he or she replaced or until his or her successor is elected and qualified.

        Section 6.05.    Removal of Directors.    Except as may be provided in respect of any series of Preferred Stock pursuant to Article 5 with respect to any directors elected solely by the holders of such series of Preferred Stock, any director (including all members of the Board of Directors) may be removed from office at any time with or without cause but only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

B-1

ADMISSION TICKET
Annual Meeting of Stockholders
May 25, 2004, 10:00 a.m., local time
Denver Marriott City Center
Colorado Ballroom
1701 California Street
Denver, Colorado 80202

For registration instructions or directions to the meeting,
please call 888-858-7914 or visit our website at www.qwest.com/stockholder2004.

(Note: you must present this ticket for admission to the meeting.)

Proxy and Voting Instruction Form

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Richard C. Notebaert and Richard N. Baer, and each of them, as proxies, with full power of substitution, to vote as directed all shares of common stock of Qwest Communications International Inc. the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of Qwest Communications International Inc. to be held at the Colorado Ballroom of the Denver Marriott City Center, 1701 California Street, Denver, Colorado 80202, 10:00 a.m. local time on May 25, 2004. This proxy authorizes the persons named above to vote at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

        This card also provides voting instructions for shares held in the employee stock purchase and 401(k) plans, as described in the proxy statement.

CHANGE OF ADDRESS	QWEST COMMUNICATIONS INTERNATIONAL INC. P.O. BOX 11318 NEW YORK, N.Y. 10203-0318

(Continued, and to be signed and dated on the reverse side.)

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK
INTERNET https://www.proxyvotenow.com/qst		TELEPHONE 1-866-257-2281 Within the United States and Canada only.				MAIL
•	Go to the website address listed		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
	above.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Have your proxy card ready.		•	Follow the simple recorded		•	Return your proxy card in the
•	Follow the simple instructions that			instructions.			postage-paid envelope provided.
appear on your computer screen.
If you vote by the Internet or by Telephone, do not return your Proxy Form by mail.					Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
1-866-257-2281 CALL TOLL-FREE TO VOTE THERE IS NO CHARGE FOR THIS CALL WITHIN THE UNITED STATES AND CANADA ONLY

The Internet and telephone voting facilities will close at 12:01 a.m. E.T. on May 25, 2004 for shares held by registered holders directly and at 12:01 p.m. E.T. on May 21, 2004 for shares held in the employee stock purchase and 401(k) plans.

RETAIN TOP PORTION OF THIS CARD FOR ADMISSION TO THE MEETING.
\/ PLEASE DETACH PROXY CARD HERE \/

Your Board of Directors recommends you vote "FOR" Item 1, Item 2 and "AGAINST" Item 3, Item 4 and Item 5. For shares held in the 401(k) plan, if no direction is given on how to vote these shares, State Street Bank and Trust Company will vote these shares in the same proportion as the shares for which it receives instructions from all other plan participants, For all other shares, if your form is returned signed, but no direction is provided, this proxy will be voted "FOR" Items 1 and 2 and "AGAINST" Items 3 through 5.							FOR	AGAINST	ABSTAIN
1.	Election of four Class I Directors				3.	Stockholder Proposal—Requesting we amend our bylaws to require that an independent director who has not served as our CEO serve as our Chairman	☐	☐	☐
	FOR ALL ☐ WITHHOLD FOR ALL ☐ EXCEPTIONS ☐				4.	Stockholder Proposal—Requesting stockholder approval for certain benefits for senior executives under our non-qualified pension or supplemental executive retirement plans	☐	☐	☐
	Nominees: 01—Thomas J. Donohue, 02—Peter S. Hellman, 03—Vinod Khosla, 04—K. Dane Brooksher.				5.	Stockholder Proposal—Requesting we amend our governance guidelines to provide that we nominate directors such that a two-thirds majority of directors would be "independent" under the standard adopted by the Council of Institutional Investors	☐	☐	☐
	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)					To change your address, please mark this box and note change on reverse side.			☐
	*Exceptions					I wish to access future proxy statements and annual reports over the Internet.			☐
		FOR	AGAINST	ABSTAIN
2.	Management's Proposal to amend our Restated Certificate of Incorporation to declassify the Board of Directors and to allow for the removal of Directors without cause	☐	☐	☐
☒	Votes MUST be indicated (x) in Black or Blue ink.
NOTE:
Please sign exactly as name or name(s) appear on this proxy.When signing as attorney, executor, administrator, trustee, custodian,guardian or corporate officer, give full title if more than one trustee, all should sign.

Date	Stockholder sign here	Co-Owner sign here

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING
BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
BOARD OF DIRECTORS
PROPOSAL NO. 1 ELECTION OF CLASS I DIRECTORS
EXECUTIVE OFFICERS AND MANAGEMENT
CERTAIN TRANSACTIONS AND LEGAL PROCEEDINGS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2 DIRECTORS' PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND TO ALLOW FOR THE REMOVAL OF DIRECTORS WITHOUT CAUSE
PROPOSAL NO. 3 STOCKHOLDER PROPOSAL
PROPOSAL NO. 4 STOCKHOLDER PROPOSAL
PROPOSAL NO. 5 STOCKHOLDER PROPOSAL
INDEPENDENT AUDITOR
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
CHARTER OF THE AUDIT COMMITTEE of the BOARD OF DIRECTORS of QWEST COMMUNICATIONS INTERNATIONAL INC.
PROPOSED AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION OF QWEST COMMUNICATIONS INTERNATIONAL INC. (Proposed Revised Text)